UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

COTTONWOOD COMMUNITIES, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and

Proxy Statement and
Notice of Annual Meeting of Stockholders
To Be Held November 10, 2026

Dear Stockholder:

On Tuesday, November 10, 2026, we will hold our 2026 annual meeting of stockholders at 3257 S. Richmond St., Suite 106B Millcreek, Utah 84106. The meeting will begin at 10:00 a.m. Mountain Standard Time. Directions to the meeting can be obtained by calling 801-278-0700.

We are holding this meeting for the following purposes:

1.Elect five directors to hold office for one-year terms expiring in 2027.
The Board of Directors recommends a vote FOR each nominee.
2.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026.
The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026.
3.To approve, by advisory (non-binding) vote, our executive compensation for the named executive officers.
The Board of Directors recommends a vote FOR the approval of our executive compensation.
4.Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

The board of directors has selected August 14, 2026, as the record date for determining stockholders entitled to vote at the meeting.

The proxy statement, proxy card and our 2025 annual report to stockholders (all included herewith) are being mailed to you on or about August 25, 2026.

Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet; (2) by telephone; or (3) by mail, using the enclosed proxy card.

Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 10, 2026:

Our proxy statement, form of proxy card and 2025 annual report to stockholders are also available at www.proxyvote.com.

By Order of the Board of Directors
/s/ Gregg Christensen
Gregg Christensen
Secretary

Millcreek, Utah
August 25, 2026

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q:    Why did you send me this proxy statement?

A:    We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares at the 2026 annual stockholders meeting. This proxy statement is designed to assist you in voting. You do not need to attend the annual meeting in person to vote.

Q:    What is a proxy?

A:    A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing Enzio Cassinis, Adam Larson and Gregg Christensen, and each of them, as your proxies, and you are giving them permission to vote your shares of common stock at the annual meeting. Each of Messrs. Cassinis, Larson and Christensen is one of our officers. The appointed proxies will vote your shares of common stock as you instruct unless you submit your proxy without instructions. If you submit your signed proxy without instructions, they will vote:

(1)    FOR all of the director nominees;
(2)    FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
(3)    FOR the approval, by advisory (non-binding) vote, of our executive compensation for the named executive officers.

    With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, they will not vote your shares of common stock. This is why it is important for you to return the proxy card to us (or submit your proxy via the Internet or by telephone) as soon as possible whether or not you plan on attending the meeting.

Q:    When is the annual meeting and where will it be held?

A:    The annual meeting will be held on Tuesday, November 10, 2026, at 10:00 a.m. Mountain Standard Time at our executive offices at 3257 S. Richmond St., Suite 106B Millcreek, Utah 84106.

Q:    Who is entitled to vote?

A:    Anyone who is a stockholder of record at the close of business on August 14, 2026, the record date, or holds a valid proxy for the annual meeting, is entitled to vote at the annual meeting.

Q:    How many shares of common stock are outstanding?

A:    As of August 14, 2026, there were 31,744,071 shares of our common stock outstanding and entitled to vote.

Q:    What constitutes a quorum?

A:    A quorum consists of the presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at the annual meeting. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. If you submit your proxy, even if you abstain from voting, then you will at least be considered part of the quorum. Broker non-votes (discussed below) will also be considered present for the purpose of determining whether we have a quorum.

    If a quorum is not present at the annual meeting, the chairman of the meeting may adjourn the annual meeting to another date, time or place, not later than 120 days after the original record date of August 14, 2026. Notice need not be given of the new date, time or place if announced at the annual meeting before an adjournment is taken.

Q:    How many votes do I have?

A:    You are entitled to one vote for each share of common stock you held as of the record date.

Q:    What may I vote on?

A:    You may vote on:

(1)the election of the nominees to serve on the board of directors;
(2)the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
(3)the approval, by advisory (non-binding) vote, of our executive compensation for the named executive officers.

In addition, you may vote on such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Q:    How does the board of directors recommend I vote on the proposals?

A:    The board of directors recommends that you vote:

(1)FOR each of the nominees for election as a director who is named in this proxy statement;
(2)FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
(3)FOR approving the compensation of the named executive officers.

Q:    How can I vote?

A:    Stockholders can vote in person at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•via the Internet at www.proxyvote.com;
•by automated telephone, using your touch-tone phone by calling 1-800-690-6903;
•by speaking to a live agent, by calling 1-855-206-1116; or
•by mail, by completing, signing, dating and returning the enclosed proxy card.

For those stockholders with Internet access, we encourage you to vote by proxy via the Internet, since it is quick, convenient and provides a cost savings to us. When you vote by proxy via the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the enclosed proxy card.

If you elect to attend the meeting, you can submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded.

Q:    What if I submit my proxy and then change my mind?

A:    You have the right to revoke your proxy at any time before the meeting by:

(1)    notifying Gregg Christensen, our Secretary;
(2)    attending the meeting and voting in person;
(3)    recasting your proxy vote via the Internet or by telephone; or
(4)    returning another proxy card dated after your first proxy card if we receive it before the annual meeting date.

Only the most recent proxy vote will be counted and all others will be discarded regardless of the method of voting.

Q:    Will my vote make a difference?

A:    Yes. Your vote could affect the proposals described in this proxy statement. Moreover, your vote is needed to ensure that the proposals described herein can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:    What are the voting requirements to elect the board of directors?

A:    The vote of a majority of the total of votes cast for and against a nominee at a meeting at which a quorum is present is required for the election of a director. This means that, of the votes cast at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such votes cast in order to be elected to the board of directors. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, they will continue to serve as a “holdover” director until their successor is duly elected and qualified. If you submit a proxy card with no further instructions, your shares will be voted FOR each of the director nominees.

Q:    What are the voting requirements for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026?

A:    The affirmative vote of a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026. For purposes of the ratification of our auditor, abstentions will not count as votes cast and will have no effect on the result of the vote. If you submit a proxy card with no further instructions, your shares will be voted FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026.

Q:    What are the voting requirements for the stockholders’ advisory (non-binding) vote on executive compensation of the named executive officers?

A:    The affirmative vote of a majority of the votes cast at an annual meeting at which a quorum is present is required to approve, by non-binding vote, the executive compensation of the named executive officers. For purposes of this advisory vote on executive compensation, abstentions and broker non-votes will not count as votes cast and will have no effect on the result of the vote. If you submit a proxy card with no further instructions, your shares will be voted FOR the executive compensation of the named executive officers.

Q: What is a “broker non-vote”?

A:     A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that particular proposal and has not received instructions from the beneficial owner.

Brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. Broker non-votes will have no effect on the election of our directors, or the advisory vote on executive compensation of the named executive officers. Because brokers have discretionary authority to vote for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, in the event they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to that proposal.

Your broker will send you information to instruct it on how to vote on your behalf. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain a voting instruction card. Your vote is important to the success of the proposals. We encourage all of our stockholders whose shares are held by a broker to provide their brokers with instructions on how to vote.

Q:    How will voting on any other business be conducted?

A:    Although we do not know of any business to be considered at the annual meeting other than the election of directors, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, and the stockholders’ advisory (non-binding) vote on executive compensation of the named executive officers, if any other business is properly presented at the annual meeting, your submitted proxy gives authority to Enzio Cassinis, our President, Adam Larson, our Chief Financial Officer, and Gregg Christensen, our Chief Legal Officer and Secretary, and each of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:    When are the stockholder proposals for the next annual meeting of stockholders due?

A:    Any proposals by stockholders for inclusion in our proxy solicitation material for the next annual meeting of stockholders must be received by Mr. Christensen, our Secretary, at our executive offices no later than April 27, 2027. However, if we hold our next annual meeting before October 11, 2027 or after December 10, 2027 stockholders must submit proposals for inclusion in our proxy statement within a reasonable time before we begin to print our proxy materials.

Stockholders interested in nominating a person as a director or presenting any other business for consideration at our annual meeting of stockholders in 2027 may do so by following the procedures prescribed in Section 2.12 of our bylaws. To be eligible for presentation to and action by the stockholders at the 2027 annual meeting, director nominations and other stockholder proposals must be received by Mr. Christensen, our Secretary, no earlier than March 28, 2027 nor later than 5:00 p.m., Eastern Time, on April 27, 2027.

Q:    Is this proxy statement the only way that proxies are being solicited?

A:    No. In addition to mailing proxy solicitation material, our directors and employees of our advisor or its affiliates, as well as third-party proxy service companies we retain, may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate. Additionally, we have retained Broadridge Financial Solutions, Inc. (“Broadridge”), a proxy solicitation firm, to assist us in the proxy solicitation process.

Q:    Who pays the cost of this proxy solicitation?

A:    We will pay all of the costs of soliciting these proxies, including the cost of Broadridge’s services. We anticipate that for Broadridge’s solicitation services we will pay approximately $120,000, plus reimbursement of Broadridge’s out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our directors and employees of our advisor or its affiliates will not be paid any additional compensation for soliciting proxies.

Q:    What should I do if I receive more than one set of voting materials for the annual meeting?

A:    You may receive more than one set of voting materials for the annual meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card and voting instruction form. For each and every proxy card and voting instruction form that you receive, please authorize a proxy as soon as possible using one of the following methods:

(1)via the Internet, by accessing the website and following the instructions indicated on the enclosed proxy card;
(2)by telephone, by calling the telephone number and following the instructions indicated on the enclosed proxy card; or
(3)by mail, by completing, signing, dating and returning the enclosed proxy card.

Q:    What should I do if only one set of voting materials for the annual meeting is sent and there are multiple stockholders in my household?

A:    Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you if you contact Broadridge at 1-866-540-7095.

Q:    Where can I find more information?

A:    We file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the web site maintained by the SEC at http://www.sec.gov.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. We make no representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements contained in this proxy statement, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flows from operations, make distributions to stockholders, maintain the value of our real estate properties and provide liquidity to stockholders, may be significantly hindered. See Part I, Item 1A in our Annual Report on Form 10-K filed with the SEC on March 30, 2026 and Part II, Item 1A. in our Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2026 and August 14, 2026, for a discussion of some of the risks and uncertainties, although not all risks and uncertainties, that could cause actual results to differ materially from those presented in our forward-looking statements.

CERTAIN INFORMATION ABOUT MANAGEMENT

Board of Directors

Cottonwood Communities, Inc. (“we” or the “Company”) operates under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs and oversight of service providers at all times. The board of directors has retained our advisor, CC Advisors III, LLC (“CC Advisors III”), to manage our business and the acquisition and disposition of our real estate investments, subject to the board of directors' supervision. Because of the numerous conflicts of interest created by the relationships among us, our advisor and various affiliates, many of the responsibilities of the board of directors have been delegated to a committee that consists solely of independent directors. This committee is the conflicts committee and is discussed below. During 2025, the board of directors held five meetings and acted by unanimous written consent as necessary.

Board Leadership Structure

Our board of directors consists of five directors, two of whom are affiliated with our advisor, and three of whom are independent, meeting the independence criteria as specified in our charter. Unless otherwise specified, all references to independent directors in this proxy statement refer to compliance with the independent director criteria as specified in our charter, as set forth under “ – Director Independence” below. Our charter provides that a majority of the seats on the board of directors will be for independent directors. The board composition and the corporate governance provisions in our charter ensure strong oversight by independent directors. The board of directors’ three standing committees, the audit committee, the compensation committee and the conflicts committee, are composed entirely of independent directors. We do not currently have a policy requiring the appointment of a lead independent director as all of our independent directors are actively involved in board meetings.

We operate under a board leadership structure with separate roles for our Chairman of the Board and our Principal Executive Officer. Our Chairman of the Board is responsible for setting the agenda for each of the meetings of the board of directors and the annual meetings of stockholders. As our Chairman also serves as one of our executive officers, his direct involvement in our operations makes him well positioned to lead strategic planning sessions and determine the time allocated to each agenda item in discussions of our short- and long-term objectives. Our Principal Executive Officer is responsible for the general management of the business, financial affairs and day-to-day operations of the Company. We believe it is beneficial to have separate roles for our Principal Executive Officer and the Chairman of the Board as this permits the Chairman to focus on leading the board and facilitating communication among directors and management. Accordingly, we believe this structure has been the best governance model for the Company and our stockholders to date.

The Role of the Board of Directors in our Risk Oversight Process

Our executive officers and our advisor are responsible for the day-to-day management of risks we face, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. No less than quarterly, the entire board of directors reviews information regarding our liquidity, credit, operations, regulatory compliance and compliance with covenants in our material agreements, as well as the risks associated with each. In addition, each year the board of directors reviews significant variances between our current portfolio business plan and our original underwriting analysis and each quarter the directors review significant variances between our current results and our projections from the prior quarter, review all significant changes to our projections for future periods and discuss risks related to our portfolio. The board of directors also is responsible for reviewing our advisor’s cybersecurity policies with management and evaluating the adequacy of the program, compliance and controls with management. Our Executive Security Council reports to our board of directors as appropriate. Material cybersecurity events, if any, are escalated to our full board of directors on an ongoing basis as necessary. The audit committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The compensation committee manages risks related to our compensation policies and programs, including whether any compensation program has the potential to encourage excessive risk taking. The conflicts committee manages risks associated with the independence of the independent directors and potential conflicts of interest involving our advisor and its affiliates. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks as well as through regular reports directly from the executive officers responsible for oversight of particular risks to us.

Director Independence

Our charter provides that a majority of our directors must be independent. We currently have three independent directors on our five-member board of directors. A majority of the directors on any committees established by the board must also be independent. Our board of directors has three standing committees: the audit committee, the conflicts committee and the compensation committee.

Under our charter, an independent director is a person who is not associated and has not been associated within the last two years, directly or indirectly, with our sponsor or advisor. A director is deemed to be associated with our sponsor or our advisor if he or she owns an interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our sponsor, advisor or any of their affiliates, performs services (other than as a director) for us, is a director for more than three REITs organized by our sponsor or advised by our advisor. A business or professional relationship will be deemed material if the gross income derived by the director from our sponsor, our advisor and any of their affiliates exceeds 5% of (1) the director’s annual gross revenue derived from all sources, during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship will include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law is or has been associated with our sponsor, advisor or any of their affiliates or the Company.

In addition, although our shares are not listed for trading on any national securities exchange, a majority of our directors, and all of the members of the audit committee, the conflicts committee, and the compensation committee are “independent” as defined by the New York Stock Exchange. The New York Stock Exchange standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, our board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our board of directors has affirmatively determined that each of our independent directors, Jonathan Gardner, John Lunt and Philip White, satisfies the New York Stock Exchange independence standards.

Advisory Board Members

Our board of directors has established advisory board members to provide advice and recommendations to our board with respect to matters as our board may from time to time request concerning our operations (the “Advisory Board Members”). Gregg Christensen, Glenn Rand and Susan Hallenberg, all of whom are our executive officers, have been appointed to serve as Advisory Board Members. The Advisory Board Members may attend board meetings at the invitation of our board, but will not be permitted to vote on any matter presented to our board or to bind us on any matter in their role as Advisory Board Members. Advisory Board Members will not be compensated for their service to the board.

Insider Trading Policy

We have adopted insider trading policies and procedures governing the purchase, sale, and/or other disposition of our securities by directors, officers and employees, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and any listing standards applicable to us. While there is no insider trading policy with respect to the Company itself, we follow repurchase procedures and comply with all applicable securities laws when transacting in our own securities. A copy of our Insider Trading Policy was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.

The Audit Committee

    General

Our board of directors has established an audit committee composed entirely of independent directors. Audit Committee members are “independent”, consistent with the qualifications set forth in Rule 10A-3 under the Exchange Act, applicable to boards of directors in general and audit committees in particular.

Among other things, the audit committee will assist the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our internal auditors and our independent registered public accounting firm.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, and considering and approving the audit and non-audit services and fees provided by the independent registered public accounting firm. The members of the audit committee are Messrs. Gardner, Lunt and White.

During 2025, the audit committee held four meetings. The audit committee charter is available on our website at cottonwoodcommunities.com

Independent Registered Public Accounting Firm

During the year ended December 31, 2025, KPMG LLP served as our independent registered public accounting firm and provided certain tax and other services. KPMG LLP has served as our independent registered public accounting firm since our formation. We expect that KPMG LLP representatives will be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the KPMG LLP representatives will be available to respond to appropriate questions posed by stockholders. The audit committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2026. The audit committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws.

Pre-Approval Policies

In order to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence, the audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent registered public accounting firm, as well as all permitted non-audit services. In determining whether or not to pre-approve services, the audit committee considers whether the service is a permissible service under the rules and regulations promulgated by the SEC. The audit committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by our independent registered public accounting firm, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.

All services rendered by KPMG LLP for the years ended December 31, 2025 and 2024 were pre-approved in accordance with the policies and procedures described above.

Principal Independent Registered Public Accounting Firm Fees

The audit committee reviewed the audit and non-audit services performed by KPMG LLP, as well as the fees charged by KPMG LLP for such services. In its review of the non-audit service fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of KPMG LLP. The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by KPMG LLP for the years ended December 31, 2025 and 2024, are set forth in the table below (in thousands).

	2025	2024
Audit fees	$1,260	$987
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$1,260	$987
For purposes of the preceding table, KPMG LLP’s professional fees are classified as follows:
•Audit fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by KPMG LLP in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.
•Audit-related fees – These are fees for assurance and related services that traditionally are performed by independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.
•Tax fees – These are fees for all professional services performed by professional staff in our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the U.S. Internal Revenue Service (the “IRS”) and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.
•All other fees – These are fees for any services not included in the above-described categories.

Report of the Audit Committee

The function of the audit committee is oversight of the financial reporting process on behalf of the board of directors. Management has responsibility for the financial reporting process, including the system of internal control over financial reporting, and for the preparation, presentation, and integrity of our financial statements. In addition, our independent registered public accounting firm devotes more time and has access to more information than does the audit committee. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. Accordingly, in fulfilling their responsibilities, it is recognized that members of the audit committee are not, and do not represent themselves to be, performing the functions of auditors or accountants.

In this context, the audit committee reviewed and discussed the 2025 audited financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee discussed with KPMG LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles (“GAAP”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The audit committee received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence and discussed with KPMG LLP their independence from us. In addition, the audit committee considered whether KPMG LLP’s provision of non-audit services is compatible with KPMG LLP’s independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

August 11, 2026	The Audit Committee of the Board of Directors:

John Lunt (Chairman), Jonathan Gardner and Philip White

The foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

The Compensation Committee

The primary purpose of the compensation committee, which is composed of all of our independent directors, is to oversee our compensation programs. The committee discharges the board of directors' responsibilities relating to compensation practices for directors and executive officers to the extent they are compensated directly. The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. The members of the compensation committee are Messrs. Gardner, Lunt and White.

During 2025, the compensation committee held four meetings and acted by unanimous written consent as necessary. The compensation committee charter is available on our website at www.cottonwoodcommunities.com.

The Conflicts Committee

General

The members of the conflicts committee are Messrs. Gardner, Lunt and White, all of whom are independent directors. Our charter empowers the conflicts committee to act on any matter permitted under Maryland law if the matter at issue is such that the exercise of independent judgment by directors who are affiliates of our advisor could reasonably be compromised. Among the duties of the conflicts committee are the following:

•reviewing and reporting on our policies;
•approving transactions with affiliates and reporting on their fairness to us;
•supervising and evaluating the performance and compensation of our advisor;
•reviewing our expenses and determining that they are reasonable and within the limits prescribed by our charter; and
•approving borrowings in excess of the total liabilities limit set forth in our charter.

The primary responsibilities of the conflicts committee are enumerated in our charter. The conflicts committee does not have a separate committee charter. During 2025, the conflicts committee held four meetings and acted by unanimous written consent as necessary.

Our Policy Regarding Transactions with Related Persons

Our charter requires the conflicts committee to review and approve all transactions between us and our advisor, and any of our officers or directors or any of their affiliates. Prior to entering into a transaction with a related party, a majority of the board of directors (including a majority of the conflicts committee) not otherwise interested in the transaction must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. In addition, our Code of Conduct and Ethics lists examples of types of transactions with related parties that would create prohibited conflicts of interest and requires our officers and directors to be conscientious of actual and potential conflicts of interest with respect to our interests and to seek to avoid such conflicts or handle such conflicts in an ethical manner at all times consistent with applicable law. Our executive officers and directors are required to report potential and actual conflicts to the Compliance Officer, currently our Chief Legal Officer, or directly to the audit committee chair, as appropriate.

Transactions with Related Persons

The following describes all transactions from January 1, 2025, through June 30, 2026, and all currently proposed transactions involving us, our directors and officers, our sponsor or advisor or any of their affiliates.

As further described below, we have entered into agreements with certain affiliates pursuant to which they provide services to us. In May 2021, Cottonwood Communities Advisors, LLC (“CCA”) became our sponsor when Cottonwood Residential II, Inc. (“CRII”) undertook a series of transactions that resulted in CRII and Cottonwood Residential O.P., LP (“CROP” or the “Operating Partnership”) divesting their complete interest in CCA to an entity beneficially and majority owned and controlled by Messrs. Shaeffer, C. Christensen and G. Christensen, each of whom is an executive officer with Messrs. Shaeffer and C Christensen also serving as affiliated directors on our board of directors. As of June 30, 2026, Messrs. Shaeffer, C. Christensen and G. Christensen beneficially owned approximately 73.5% of CCA. CCA wholly owns CC Advisors III. All of our executive officers are also executive officers of CCA and CC Advisors III. In addition, all of our executive officers own an interest in CCA.

Advisory Agreement

Our advisor manages our business subject to the supervision of our board of directors and only has such authority as we may delegate to it as our agent. Under the terms of the advisory agreement, we paid the fees and expense reimbursements described below to our advisor from January 1, 2025, through June 30, 2026.

Organization and Offering Expenses. We reimburse our advisor for any organization and offering expenses that it incurs on our behalf as and when incurred. After termination of our primary offering, our advisor will reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of the gross proceeds from any public offering. From January 1, 2025, through June 30, 2026, there were no organizational and offering costs incurred by our advisor on our behalf.

Contingent Acquisition Fee and Contingent Financing Fee. If the advisory agreement is terminated other than for cause (or non-renewal or termination by our advisor), the contingent acquisition fees and contingent financing fees provided for in our prior advisory agreement will be due and payable in an amount equal to approximately $11.0 million ($22.0 million if the termination occurred in year one of the May 2021 agreement, reduced by 10% each year thereafter).

Acquisition Expense Reimbursement. Subject to limitations in our charter, our advisor will be reimbursed for all out-of-pocket expenses incurred in connection with the selection and acquisition of real estate assets, whether or not the acquisition is consummated. There were no acquisition expenses reimbursed to our advisor from January 1, 2025, through June 30, 2026, as we have incurred and paid such expenses directly.

Management Fee. From January 1, 2025, through December 18, 2025, our advisor received a management fee paid monthly in an annualized amount equal to 1.5% of the adjusted net asset value (“NAV”) of CROP.

Effective December 19, 2025, the annualized management fee was reduced to 1.25% of the adjusted NAV of CROP. The management fee is calculated before giving effect to any accruals (related to the month for which the management fee is being calculated) for the management fee, distribution fees in connection with a securities offering, the Performance Allocation (as defined in the CROP Partnership Agreement and discussed below under “Operating Partnership Agreement”) or any distributions. The NAV of CROP is determined in accordance with the valuation guidelines adopted by our board of directors and reflective of the ownership interest held by CROP in such gross assets. If we own assets other than through CROP, we will pay a corresponding fee to our advisor. Adjusted NAV of CROP is defined to include the value attributable to preferred stock that is convertible into common equity in the calculation of NAV of CROP. For the year ended December 31, 2025 and the six months ended June 30, 2026, we incurred management fees of $12.2 million and $6.4 million, respectively.

Other Fees and Reimbursable Expenses. Subject to the limitations on total operating expenses described below, our advisor is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on our behalf, provided that our advisor is responsible for the expenses related to any and all of our advisor’s personnel who provide investment advisory services pursuant to the advisory agreement (including, without limitation, each of our executive officers and any directors who are also directors, officers or employees of our advisor or any of its affiliates), including, without limitation, salaries, bonuses and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel; provided that we will be responsible for the personnel costs of our employees even if they are also directors or officers of our advisor or any of its affiliates except as provided for in the Reimbursement and Cost Sharing Agreement described below. We had no reimbursable company operating expenses to our advisor or its affiliates under the advisory agreement for the year ended December 31, 2025 and the six months ended June 30, 2026.

Our advisor is required to reimburse us the amount by which our aggregate total operating expenses for the four consecutive fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless our conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital to the extent paid by us such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) reasonable incentive fees based on the gain from the sale of our assets and (vi) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property. For all periods in 2025 and 2026, our total operating expenses did not exceed the operating expense limit.

Operating Partnership Agreement

Performance Allocation. In addition to the compensation payable and expenses reimbursed to our advisor pursuant to the advisory agreement, an affiliate of our advisor, as the “Special Limited Partner” is entitled to receive a 12.5% promotional interest (the “Performance Allocation”), subject to a 5% hurdle and certain limitations, under the terms of the amended and restated limited partnership agreement of CROP dated May 7, 2021, as further amended and restated, as described below. No Performance Allocation was earned for the year ended December 31, 2025 or the six months ended June 30, 2026.

So long as the advisory agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will be entitled to the Performance Allocation, promptly following the end of each year (which will accrue on a monthly basis) in an amount equal to:

1.First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (A) the Hurdle Amount for that period and (B) any amount allocated to the Special Limited Partner pursuant to this clause; and
2.Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

For purposes of this section:

“Hurdle Amount” refers to, for any period during a calendar year, an amount that results in a 5% annualized internal rate of return on the net asset value of the Participating Partnership Units outstanding at the beginning of the then-current calendar year and all Participating Partnership Units issued since the beginning of the applicable calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Participating Partnership Units and all issuances of Participating Partnership Units over the period and calculated in accordance with recognized industry practices. The ending net asset value of the Participating Partnership Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Participating Performance Allocation and any applicable distribution fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Participating Partnership Units repurchased during such period, which Participating Partnership Units will be subject to the Performance Allocation upon such repurchase as described below.

“Loss Carryforward Amount” refers to an amount initially equal to zero and which will cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount will at no time be less than zero, and provided further, that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Participating Partnership Units repurchased during such year, which Participating Partnership Units will be subject to the Performance Allocation upon such repurchase as described below.

“Participating Partnership Units” refers to the CROP Common Units, the CROP LTIP Units, the CROP Special LTIP Units or the CROP general partner units, and excludes any CROP preferred units.

“Total Return” refers to for any period since the end of the prior calendar year, the sum of: (i) all distributions accrued or paid (without duplication) on the Participating Partnership Units outstanding at the end of such period since the beginning of the then-current calendar year plus (ii) the change in aggregate net asset value of such Participating Partnership Units since the beginning of such year , before giving effect to (A) changes resulting solely from the proceeds of issuances of the Participating Partnership Units, (B) any allocation or accrual to the Performance Allocation and (C) any applicable distribution fee expenses (including any payments made to the general partner for payment of such expenses). For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the net asset value of the Participating Partnership Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Participating Partnership Units.

The following special provisions will be applicable to the Performance Allocation:

•Any amount by which Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.

•With respect to all CROP partnership units that are repurchased at the end of any month in connection with repurchases of shares of our common stock pursuant to our share repurchase plan, the Special Limited

Partner will be entitled to such Performance Allocation in an amount calculated as described above calculated in respect of the portion of the year for which such CROP partnership units were outstanding, and proceeds for any such CROP partnership unit repurchase will be reduced by the amount of any such Performance Allocation.

•The Performance Allocation may be payable in cash or CROP Common Units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in CROP Common Units, the Special Limited Partner will receive the number of CROP Common Units that results from dividing the Performance Allocation by the net asset value per CROP Common Unit at the time of such distribution. If the Special Limited Partner elects to receive such distributions in CROP Common Units, the Special Limited Partner may request CROP to redeem such CROP Common Units from the Special Limited Partner at any time thereafter pursuant to the Operating Partnership Agreement. Any CROP Common Units received by the Special Limited Partner will not be subject to the one-year holding requirement with respect to the exchange right in the Operating Partnership Agreement.

•The measurement of the change in net asset value for the purpose of calculating the Total Return is subject to adjustment by our board of directors to account for any dividend, split, recapitalization or any other similar change in CROP’s capital structure or any distributions that our board of directors deems to be a return of capital if such changes are not already reflected in CROP’s net assets.

•The Special Limited Partner will not be obligated to return any portion of the Performance Allocation paid due to the subsequent performance of CROP.

•In the event that the advisory agreement is terminated (including by means of non-renewal), the Special Limited Partner will be allocated any accrued Performance Allocation with respect to all CROP partnership units as of the date of such termination.

Dealer Manager and Managing Broker Dealer Agreements

We have engaged an unaffiliated third-party dealer manager (the “Dealer Manager”) to act as the dealer manager for our public offerings of our common stock and the managing broker-dealer for our private offerings of preferred stock. In this capacity we pay (or paid) the Dealer Manager certain underwriting compensation from the proceeds of the offerings as described below, all or a portion of which the Dealer Manager reallows (or reallowed) to wholesalers internal to our advisor and its affiliates.

Specifically, in connection with the public offerings, we pay the Dealer Manager the following upfront selling commissions, dealer manager fees and wholesaling fee in connection with the sale of shares in the primary portion of the public offering. The upfront selling commission, dealer manager fee and wholesaling fee are a percentage of the transaction price for the shares available in the primary offering, which will generally be the prior month’s NAV per share for such class. No upfront selling commissions, dealer manager fees or wholesaling fees are paid with respect to any shares sold under the distribution reinvestment plan offering.

	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Dealer Manager Fees as a % of Transaction Price	Maximum Upfront Wholesaling Fee as a % of Transaction Price
Class T shares	Up to 3.0%	0.5%	Up to 1.85%
Class D shares	None	None	Up to 1.85%
Class I shares	None	None	Up to 1.85%

For each of the year ended December 31, 2025 and the six months ended June 30, 2026, we paid $0.5 million for the public offering in selling commissions, dealer manager fees and wholesaling fees, a portion of which was reallowed to wholesalers internal to our advisor and its affiliates.

In connection with our private offerings we paid or will pay underwriting compensation, all or a portion of which may be reallowed to wholesalers of our advisor and its affiliates as discussed herein. For our offerings of Series 2025 preferred stock and Series A convertible preferred stock, we paid or will pay, the third party a placement fee in an amount up to 3.25% and 3.0%, respectively, of the gross proceeds from the sale of preferred shares in the offerings. For our Series 2023-A preferred stock offering we pay a wholesaling fee in an amount up to 2.0% of the gross proceeds from the sale of the preferred shares. For the year ended December 31, 2025 and the six months ended June 30, 2026, these fees, all or a portion of which were reallowed to wholesalers internal to our advisor and its affiliates totaled $4.7 million and $1.4 million, respectively.

We expect to pay this third-party additional underwriting compensation in the future in connection with future private offerings, which compensation may be reallowed to wholesalers internal to our advisor and its affiliates.

Equity Compensation to Advisor Employees

In January 2025 and 2026, our compensation committee approved grants of LTIP Units to our executive officers and certain of our employees as equity compensation. The January 2025 awards included $1,116,500 time-based awards and $2,073,500 targeted performance-based awards granted to employees of our advisor or its affiliates. The January 2026 awards included $1,407,000 time-based awards and $2,613,000 targeted performance-based awards granted to employees of our advisor or its affiliates.

Each time-based award will vest approximately one-quarter of the awarded amount on January 1 in each of the four years following the grant date. The actual amount of each performance-based LTIP award will be determined at the conclusion of a three-year performance period and will depend on the internal rate of return as defined in the award agreement. The earned LTIP Units will become full vested on the first anniversary of the last day of the performance period, subject to continued employment with our advisor or its affiliates.

In January 2025 and 2026, our compensation committee approved grants of restricted stock units with a four-year vesting schedule to our employees and employees of our advisor or its affiliates for services provided to us. Included in the amount of awards granted were $197,500 and $348,000 in restricted stock units in 2025 and 2026, respectively, for employees of our advisor and its affiliates. An additional award of $30,000 was made to an employee of our advisor in July 2025.

Trademark License Agreement. We entered into a Trademark License Agreement with CROP and our advisor as of May 7, 2021. Pursuant to the Trademark License Agreement, we granted to our advisor a non-exclusive license under our rights in certain trademarks related to the Cottonwood name to use and display the trademarks solely for the purpose of our advisor performing services identified in the agreement. The Trademark License Agreement provides for the payment of compensation by our advisor to us for the use of the trademarks. The Trademark License Agreement is co-terminus with the advisory agreement. No amounts were paid or payable under this agreement as of June 30, 2026.

Reimbursement and Cost Sharing Agreement. On May 7, 2021, Cottonwood Capital Management, Inc. (“Cottonwood Capital Management”), a wholly owned subsidiary of CROP and our taxable REIT subsidiary, entered into a Reimbursement and Cost Sharing Agreement with CCA, which owns our advisor, whereby Cottonwood Capital Management will make available to CCA on an as-needed basis certain employees of Cottonwood Capital Management to the extent the employees are not otherwise occupied in providing services for us or our subsidiaries. The employees will remain employees of Cottonwood Capital Management, and Cottonwood Capital Management will be responsible for all wages, salaries and other employee benefits provided to such employees. In performing work for CCA, the employees may use office space and office supplies and equipment of Cottonwood Capital Management. CCA will reimburse Cottonwood Capital Management for CCA’s allocable share of all direct and indirect costs related to the employees, including wages, salaries and other employee benefits and allocable overhead expenses. CCA will reimburse Cottonwood Capital Management for CCA’s allocable costs on a quarterly basis. The Reimbursement and Cost Sharing Agreement will terminate on the earlier of (i) the one-year anniversary of the effective date of the agreement and (ii) the termination of the advisory agreement. Thereafter, the

Reimbursement and Cost Sharing Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. The Reimbursement and Cost Sharing Agreement has been renewed through May 7, 2027. Cottonwood Capital Management may, at any time and upon 60 days’ prior written notice to CCA, cease to make its employees available to CCA. We had received $251,756 of reimbursable costs under this agreement for the year ended December 31, 2025 and $111,102 during the six months ended June 30, 2026.

CROP Tax Protection Agreement. CROP and High Traverse Holdings, LLC ("HT Holdings"), an entity owned and controlled by Messrs. Shaeffer, C. Christensen, G. Christensen and Marlin, are parties to the CROP Tax Protection Agreement, which became effective as of May 7, 2021. Pursuant to the CROP Tax Protection Agreement, CROP agrees to indemnify the Protected Partners against certain tax consequences of a taxable transfer of all or any portion of the Protected Properties or any interest therein, subject to certain conditions and limitations. CROP’s tax obligations under the CROP Tax Protection Agreement will expire one day after the 10th anniversary of the effective date of the CROP Tax Protection Agreement, subject to certain limitations. We estimate the maximum potential liability associated with the CROP Tax Protection Agreement to be approximately $13.9 million. Although this estimate has been made based on the best judgment of our management assuming current tax rates as well as the current state of residence of indemnified parties, both of which may change in the future, no assurances can be provided that the actual amount of any indemnification obligation would not exceed this estimate.

If CROP is required to indemnify a Protected Partner under the terms of the CROP Tax Protection Agreement, the sole right of such Protected Partner is to receive from CROP a payment in an amount equal to such Protected Partner’s tax liability using the highest U.S. federal income tax rate applicable to the character of the gain and state income tax rate in the state where the Protected Partner resides, such payment to be grossed up so that the net amount received after such gross up is equal to the required payment. CROP will permit the Protected Partners to guarantee up to $50.0 million in the aggregate of CROP’s liabilities to avoid certain adverse tax consequences. Either CROP or the Protected Partners may elect to transfer assets or receive a distribution of assets equal to the net fair market value of the CROP Units held by the Protected Partners in full liquidation and redemption of the CROP Units held by the Protected Partners. The Protected Partners will have the right to select the assets of CROP necessary to effectuate the in-kind redemption transaction, subject to certain limitations.

For purposes of the CROP Tax Protection Agreement:

“HT Holdings Units” refers to the limited partner interests in HT Holdings which were outstanding at the effective time of the merger with and into CROP.

“Permitted Transferee” refers to any person who holds HT Holdings Units and who acquired such HT Holdings Units from HT Holdings or another Permitted Transferee in a permitted disposition (generally includes transfers to family members, family trusts, beneficiaries of trusts and partners or members of entities), in which such person’s adjusted basis in such HT Holdings Units, as determined for U.S. federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of HT Holdings (or such other Permitted Transferee) in such HT Holdings Units and who has notified CROP of its status as a Permitted Transferee, subject to certain conditions and limitations.

“Protected Partners” refers to HT Holdings and each Permitted Transferee.

“Protected Properties” refers to the properties owned by CROP on the effective date of the Tax Protection Agreement, including any and all replacement property received in exchange for all or any portion of the Protected Properties pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), Code Section 1033, any other Code provision that provides for the non-recognition of income or gain or any transaction pursuant to which the tax basis of such property is determined in whole or in part by reference to the tax basis of all or any portion of the Protected Properties.

No amounts were paid or payable under this agreement as of June 30, 2026.

Amended and Restated Promissory Note of CCA and CROP. CCA issued a $13.0 million promissory note payable to CROP dated January 1, 2021 (the “CCA Note”). The CCA Note has a 10-year term with an interest rate of 7%. The CCA Note required monthly payments of interest only through June 30, 2021 and thereafter, monthly payments of principal and interest in the amount of $150,941. CCA may prepay the principal balance under the CCA Note, in whole or in part, with all interest then accrued, at any time, without premium or penalty.

The CCA Note will accelerate upon termination of the advisory agreement to the extent of amounts then owed by CROP to our advisor thereunder. If such acceleration occurs and CROP holds the CCA Note at such time, then we may offset any termination payments payable to our advisor under the advisory agreement by the accelerated portion of the CCA Note.

Prior to the consummation of the merger with and into CROP, the CCA Note distribution was effected whereby the CCA Note was distributed by CROP to the holders of CROP’s participating partnership units of record immediately prior to the merger with and into CROP, including CRII. CRII subsequently distributed its share in the CCA Note to its common stockholders of record immediately prior to the CRII Merger.

Allonge to CCA. At the time of the CCA Note distribution described above, CROP and CCA entered into an agreement (the “Allonge”) with the CROP unitholders and the CRII stockholders of record who received an in-kind distribution of the CCA Note in connection with the CCA Note distribution. The Allonge provides for an offset arrangement whereby we have the right to offset payments due to our advisor under the advisory agreement by assigning all or a portion of the CCA Note to our advisor as payment for amounts due as modified to account for the fact that the CCA Note is held by the CROP unitholders and the CRII stockholders of record immediately prior to the mergers with CROP and CRII.

Assumption of Related Party Payable

On December 18, 2025, in conjunction with the merger with RealSource Properties, Inc. and RealSource Properties OP, LP in December 2025 (the “RealSource Merger”), pursuant to which we acquired a portfolio of multifamily apartment communities and certain third-party property management contracts, we assumed a $1.6 million loan payable to Nate Hanks, brother to our Chief Development Officer, Stan Hanks. This loan accrued interest at a fixed rate of 5.0%. On December 31, 2025, we repaid $0.8 million of this loan. On June 30, 2026, this loan matured and was repaid in full.

Also in conjunction with the RealSource Merger, we recognized a $1.9 million payable to RealSource Advisory Holdings, an entity controlled and primarily owned by Nate Hanks, for assignment agreements. At June 30, 2026, the remaining balance was $1.3 million.

The Richmond

Initial Guaranty

In connection with the mergers with CRII and CROP we assumed a 50% payment guarantee provided by CRII and CROP for certain obligations of Villas at Millcreek, LLC (“Richmond Borrower”) with respect to a construction loan in the amount of $53.6 million obtained in connection with the development of The Richmond, a multifamily development project in Millcreek, Utah, sponsored by High Traverse Development, LLC. Richmond Borrower increased the loan amount outstanding to $60.1 million in the second quarter of 2023. Certain of our executive officers and directors have a direct or indirect ownership interest in Richmond Borrower as follows: Chad Christensen (6.20%), Gregg Christensen (3.71%), Daniel Shaeffer (2.18%), Stan Hanks (0.35%), Enzio Cassinis (0.26%), Adam Larson (0.26%), Susan Hallenberg (0.26%), Eric Marlin (0.17%), Glenn Rand (0.17%), Paul Fredenberg (0.14%) and Philip White (0.26%). CROP holds no ownership interest in Richmond Borrower. In addition, certain of our officers and directors own High Traverse Development, LLC. On June 10, 2026, this construction loan was repaid in full.

Guaranty and Management

In connection with a new $66.0 million non-recourse mortgage loan to Richmond Borrower, on June 10, 2026, CROP agreed to serve as a non-member manager of Richmond Borrower and guarantor of the loan to satisfy certain conditions of the lender. The manager role is subordinate to member approval rights over major decisions, and the guaranty is a customary non-recourse carve-out ("bad-boy") guaranty triggered only by specified acts. CROP receives market-rate fees for both roles. As of June 30, 2026, we do not believe an obligation under the guaranty is probable, and no liability has been recorded. For the six months ended June 30, 2026, we have not received fees related to our role at Richmond Borrower.

APT Cowork, LLC

APT Cowork, LLC (“APT”) is an entity formed to engage in the business of converting underutilized and unused common space in multifamily apartment communities or retail space to revenue producing co-working space. Until the acquisition by CROP of APT in March 2026, as described below, our officers and directors had a direct or indirect ownership interest in APT as follows: Glenn Rand (21.49%), Daniel Shaeffer (21.46%), Chad Christensen (21.46%), Gregg Christensen (8.89%), Eric Marlin (6.71%), Enzio Cassinis (5.25%), Adam Larson (2.81%), Susan Hallenberg (2.18%), Paul Fredenberg (1.83%), and Stan Hanks (1.06%). We, through our subsidiaries, have entered the following agreements with APT.

Reimbursement and Cost Sharing Agreement. We, through Cottonwood Capital Management, entered into a Reimbursement and Cost Sharing Agreement effective as of January 1, 2023, pursuant to which we will make certain employees available to APT to the extent they are not otherwise occupied in providing services to us and in exchange APT will reimburse us its allocable share of all direct and indirect costs related to the employees utilized by APT. For the year ended December 31, 2025 and the six months ended June 30, 2026, approximately $15,000 and $2,000, respectively, was reimbursed under the agreement.

Coworking Space Design Agreement. On August 9, 2022, our conflicts committee approved a form of Coworking Space Design Agreement to be entered by and between the property-owning limited liability company (“Landlord”), which will be a subsidiary of CROP, and APT. The form of agreement provides the terms on which APT may design and upgrade the amenities for the common areas at certain of our multifamily properties. The Coworking Space Design Agreement provides that in exchange for advising on coworking improvements at Landlord’s property, Landlord will pay APT a one-time design and project management fee of $60,000, which may be increased up to $75,000 depending on the scope of the project. For the year ended December 31, 2025, we paid or incurred fees to APT totaling $35,000, pursuant to the Coworking Space Design Agreement. For the six months ended June 30, 2026, we did not pay or incur fees.

Services Agreement. Until September 20, 2025, when the agreements terminated, Cottonwood Capital Management and APT were parties to Services Agreements that provided APT would provide the ongoing administration of coworking services at the property subject to the agreement in exchange for $5.00 per apartment unit per month (the “Services Fee”). In addition, there was a revenue sharing component of the agreement which provided that APT would pay Cottonwood Capital Management 50% of coworking revenue it received at the properties. Each of the properties for which we entered a Services Agreement would be subject to a Coworking Space Design Agreement with APT pursuant to which APT would design and upgrade the amenities for the common areas at the properties. Commencing in September 2024, APT transitioned its services from a coworking agreement with Cottonwood Capital Management based on total units to a license agreement with the Landlord based on occupied units. For the year ended December 31, 2025, we had paid or incurred Services Fees to APT of approximately $90,000 and did not receive any shared coworking revenue.

Acquisition of APT by CROP. On March 24, 2026, following its review of a third-party opinion of value, our conflicts committee approved the acquisition by CROP of APT for $1.1 million, inclusive of net working capital. On May 20, 2026, this acquisition was finalized and was effective as of April 1, 2026. Consideration to our officers consisted of CROP Units at the February 28, 2026 NAV and was allocated to the members in accordance with their capital contributions. In addition, approximately $20,000 in cash was paid to a non-accredited investor employee. Any future amounts earned or paid under the APT agreements will be eliminated in consolidation due to our acquisition of APT.

Block C

Block C is a development joint venture investment for the purpose of developing three multifamily development projects near Salt Lake City, Utah. Block C currently includes the development projects referred to as The Westerly, Millcreek North and The Archer. The development projects are located in an Opportunity Zone, which provides tax benefits for development programs located in designated areas. On May 7, 2026, we sold The Archer to an unrelated party for $3.0 million.

Affiliated Members. The members of the Block C joint venture include entities affiliated with us and our advisor, Brickyard QOF, LLC (“Brickyard QOF”) and HV Millcreek, LLC (“Millcreek,” and together with Brickyard QOF, the “Affiliated Members”). The Affiliated Members are owned directly or indirectly by Daniel Shaeffer, Chad Christensen, Gregg Christensen, Enzio Cassinis, Eric Marlin, Susan Hallenberg, Stan Hanks, Glenn Rand and Adam Larson, each of whom are our officers or directors, as well as certain employees of CROP and our advisor or its affiliates. As of June 30, 2026, the Affiliated Members have made aggregate contributions of $10.9 million towards the joint venture and owned a 17.6% interest in Block C with Messrs. Shaeffer, C. Christensen, G. Christensen, Cassinis, Marlin, Hanks, Rand, Larson and Ms. Hallenberg having an indirect ownership interest of 3.86%, 8.45%, 3.00%, 0.40%, 0.28%, 0.25%, 0.09%, 0.20% and 0.57%, respectively. The Affiliated Members participate in the economics of Block C on the same terms and conditions as us and investment in the projects by the Affiliated Members was established at an amount no greater than the recent appraised value of the project, as determined by an independent third-party appraiser and approved by the conflicts committee.

Operating Agreements. The operating agreement of Block C (the “Block C Agreement”) provides that Block C QOF, a joint venture between CROP and Cottonwood Capital Management and managed by CROP (“Block C QOF”), CROP, and Brickyard QOF will act as co-managers with CROP managing the day-to-day operations of Block C. The Block C Agreement includes the following terms. The unanimous consent of the managers is required for company actions, and certain major decisions, including decisions impacting mergers and whether Block C maintains its Qualified Opportunity Fund status, which also require a majority approval of the members. In addition, after December 31, 2032, a manager may unilaterally require the company to take its development project(s) to market for sale, while the other managers of the company will have the first right of refusal to purchase the development project(s) if triggered before December 31, 2037 or the first right of offer to purchase the development project(s) if triggered on or after December 31, 2037. CROP or its affiliate are entitled to receive a development fee in an amount equal to 3% of the total development hard and soft costs for the development project(s) and CROP Property Management, LLC or its affiliate is entitled to receive a property management fee in an amount equal to 2.5% of the gross revenues of the development project(s).

Office Lease. On August 12, 2025, our conflicts committee approved the negotiation of two separate lease agreements, one with us and the second with CCA, for office space at The Westerly. In connection with the approval, our conflicts committee also approved a spend of up to $400,000 in tenant improvements, which amount was allocated between us and CCA based on leased square footage. The leases commenced August 1, 2026, following confirmation that the lease terms were consistent with market and approval by our conflicts committee. No amounts were paid under the leases for the year ended December 31, 2025 or the six months ended June 30, 2026.

Reimbursement Policy

For the year ended December 31, 2025 and the six months ended June 30, 2026, we reimbursed Daniel Shaeffer, our Chief Executive Officer and an affiliated director, $14,768 and $14,881, respectively, for expenses incurred by Mr. Shaeffer in connection with transportation he provided for himself and certain other officers of the Company related to approved business travel.

Repurchase of Executive Officer Shares

Pursuant to our Insider Trading Policy, in order that the Company retain maximum funds available to fund repurchases for non-affiliates, repurchase requests from executive officers will not be subject to the share repurchase program of the Company. Notwithstanding the foregoing, subject to the conditions discussed below, repurchase requests from executive officers will be considered on a monthly basis with the same pricing and similar procedures as applicable to the share repurchase program. Repurchase requests by executive officers will be subject to a quarterly review and approval by the conflicts committee, and each executive officer may submit no more than 25% of the total amount of shares exchanged from CROP Units per quarter. No shares held by executive officers were repurchased during the year ended December 31, 2025 or the six months ended June 30, 2026.

Lease Assignment

We, through Cottonwood Capital Management, entered a Third Amendment & Partial Assignment of Office Lease Agreement with Sandlot Holdings, LLC and CCA pursuant to which CCA assigned to Cottonwood Capital Management all lease rights and obligations with respect to the principal offices of the Company at Suite 250, 1245 East Brickyard Road in Salt Lake City, Utah, along with a storage unit on the plaza level, effective January 1, 2022. Effective July 31, 2026, the lease at 1245 East Brickyard Road terminated.

Cottonwood Highland

CW Investor at Highland. On January 9, 2024, in accordance with the terms of the underlying joint venture agreement, we made a protective advance in an amount up to $800,000 to the joint venture through which we own our investment in Cottonwood Highland, a multifamily development in Millcreek, Utah, we acquired in connection with our merger with CRII and CROP. On November 12, 2024, the promissory note related to the advance was amended and restated to increase the amount advanced by $400,000 to $1.2 million. CROP owns a 36.93% interest in the joint venture with our officers and directors owning a 15.4787% interest and the balance of the joint venture owned by outside investors. The terms of the advance, as contemplated in the joint venture agreement, provide for interest-only payments to be paid at a rate of 10% with prepayment permitted at any time without penalty. The advance matures on December 31, 2026. As of June 30, 2026, we have drawn $600,828.

Cottonwood on 6th Transaction

The members of our conflicts committee not otherwise interested in the transaction, have approved our participation, through CROP and its subsidiaries, in a development project, including a related syndication for third-party capital, for 166 residential units in central Salt Lake City, Utah, referred to as Cottonwood on 6th (formerly “Western Gardens”). Currently, Cottonwood on 6th is owned indirectly by certain of our executive officers as follows: Daniel Shaeffer (8.139%), Chad Christensen (14.2440%) and Gregg Christensen (14.2440%). In addition, extended family of our executive officers directly or indirectly own the remaining interests in the project, including Daniel Shaeffer’s sister (12.8104%) and his mother (24.4183%) and Gregg Christensen’s father-in-law (0.8889%).

To fund development of Cottonwood on 6th, we are sponsoring an offering of up to $21.1 million and have provided a promissory note of up to $21.1 million to finance the project during the capital raise. The note bears interest at a rate of 8% with interest only payments with principal due upon maturity. As of June 30, 2026, $5.7 million had been advanced under the note and $0.8 million had been raised through the offering. The note is expected to be repaid from the offering proceeds. In addition, we expect to engage in the following transactions: (i) CROP will provide development services and guaranty a third-party construction loan in exchange for a development fee (4%), a guaranty fee (1%) and a promote (8% preferred with a 50/50 catch up to 20%, 80/20 to 15% and 65/35 thereafter), which fees will not be borne by our insiders’ investment in the project, (ii) we will allow additional investment in Cottonwood on 6th by our officers and directors up to a maximum amount, (iii) CROP will provide property management services upon completion for a fee (3%), and (iv) we may invest in Cottonwood on 6th alongside our officers and director if sufficient capital is not raised in the syndication.

Purchase by Executive Officers

In connection with the closing of the merger with RealSource as previously disclosed, our executive officers made an aggregate investment of $3.0 million in us divided equally between (i) our Class I common stock or CROP Units and (ii) Series A convertible preferred stock. The purchase of our Class I common stock and CROP Units was made at the most recently determined NAV at the time of purchase or $11.3578, and the Series A convertible preferred stock was made at the current offering price in the private offering, net of 9.25% of organization and offering expenses and upfront commissions and placement fees, or $9.075.

State Tax Payments

For the 2025 tax year, CROP made certain state tax payments on behalf of its non-resident investors, including with respect to CROP Units held by our executive officers and directors. With respect to HT Holdings, an entity owned and controlled by Messrs. Shaeffer, C. Christensen, G. Christensen and Marlin, which owned 3,481,505 CROP Units as of December 31, 2025 (4.4% of CROP Units outstanding), the payment was $188,476. With respect to other CROP Units held directly or indirectly by our executive officers and directors, CROP made an aggregate payment in the amount of $146,658.

Currently Proposed Transactions

Other than as described above, there are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above.

Nomination of Directors

General

We do not have a standing nominating committee. Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee is responsible for selecting and nominating replacements for vacancies among our independent director positions. Unless filled by a vote of our stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a vote of a majority of the remaining directors, even if such majority vote is less than a quorum. The board of directors believes that the primary reason for creating a standing nominating committee is to ensure that candidates for independent director positions can be evaluated under a process free from conflicts of interest with us. Because nominations for vacancies in independent director positions are handled by a committee composed only of independent directors, the board of directors has determined that the creation of a standing nominating committee is not necessary. We do not have a charter that governs the director nomination process.

Board Membership Criteria

With respect to filling vacancies for independent director positions, the conflicts committee reviews the appropriate experience, skills and characteristics required of directors in the context of the then-current membership of the board of directors. The full board of directors annually conducts a similar review with respect to all director nominations. This assessment includes, in the context of the perceived needs of the board of directors at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industries or accounting or financial management expertise. The board of directors seeks to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire board of directors. The board of directors assesses its effectiveness in achieving this goal annually, in part, by reviewing the diversity of the skill sets of the directors and determining whether there are any deficiencies in the board of directors’ collective skill set that should be addressed in the nominating process. The board of directors made such an assessment in connection with director nominations for the annual meeting and determined that the composition of the current board of directors satisfies its diversity objectives.

Other considerations in director nominations include the candidate’s independence from conflict with us and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. It is also expected that independent directors nominated by the conflicts committee will be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and who are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire, manage and dispose of the types of assets we acquire and manage.

Selection of Directors

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee must nominate replacements for any vacancies among the independent director positions. All director nominees stand for election by our stockholders annually.

In nominating candidates for the board of directors, the board of directors (or the conflicts committee, as appropriate) solicits candidate recommendations from its own members and the management of CC Advisors III. The board of directors and the conflicts committee may also engage the services of a search firm to assist in identifying potential director nominees.

The board of directors and the conflicts committee will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below. In evaluating the persons recommended as potential directors, the board of directors (or the conflicts committee, as appropriate) will consider each candidate without regard to the source of the recommendation and take into account those factors that they determine are relevant. Stockholders may directly nominate potential directors (without the recommendation of the board of directors or conflicts committee) by satisfying the procedural requirements for such nomination as provided in Article II, Section 2.12 of our bylaws. Any stockholder may request a copy of our bylaws free of charge by calling (801) 278-0700.

Stockholder Communications with the Board of Directors

We have established a procedure for stockholders to communicate comments and concerns to the board of directors. Stockholders may contact the board of directors at the following address:

Board of Directors of Cottonwood Communities, Inc.
3257 S. Richmond St., Suite 106B
Millcreek, Utah 84106

We have established several means for stockholders to communicate concerns to the board of directors. If the concern relates to our financial statements, accounting practices, or internal controls, stockholders should submit the concern in writing to John Lunt, the chairman of our audit committee in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics, or corporate conduct, stockholders should submit the concern in writing to any one of the independent directors in care of our Secretary at our headquarters address. If uncertain as to which category a concern relates, a stockholder may communicate the concern to any one of the independent directors in care of our Secretary.

Stockholders should report any complaints or concerns regarding (1) suspected violations or concerns as to compliance with laws, regulations, our Code of Conduct and Ethics or other suspected wrongdoings affecting us or our properties or assets, or (2) any complaints or concerns regarding our accounting, internal accounting controls, auditing matters, or any concerns regarding any questionable accounting or auditing matters affecting us. Stockholders should report any such suspected violations or other complaints or concerns by mailing a description of the suspected violation or concern to John Lunt, the chair of our audit committee in care of our Secretary at our headquarters address.

Stockholders also may communicate concerns with our directors at our annual meeting. Although we do not have a policy regarding the attendance of our directors at annual meetings of our stockholders, we expect that at least one of our directors will be present at all such meetings. All five of our directors were present at the 2025 annual meeting.

Employee, Officer and Director Hedging

We do not have a hedging policy for our officers and directors at this time.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors. All of our directors have terms expiring on the date of the 2026 annual meeting and are being nominated for re-election to serve until the 2027 annual meeting and until their successor is elected and qualified.

Our directors and executive officers are set forth below:

Name*	Age**	Positions
Daniel Shaeffer	55	Chief Executive Officer and Director
Chad Christensen	53	Executive Chairman of the Board of Directors and Director
Gregg Christensen	57	Chief Legal Officer and Secretary; Advisory Board Member
Glenn Rand	65	Chief Operating Officer; Advisory Board Member
Susan Hallenberg	58	Chief Accounting Officer and Treasurer; Advisory Board Member
Enzio Cassinis	49	President
Adam Larson	44	Chief Financial Officer
Stan Hanks	58	Chief Development Officer
Eric Marlin	52	Executive Vice President, Capital Markets
Paul Fredenberg	50	Chief Investment Officer
Jonathan Gardner	49	Independent Director
John Lunt	53	Independent Director
Philip White	52	Independent Director

* The address of each executive officer and director listed is 3257 S. Richmond St., Suite 106B, Millcreek, Utah 84106
** As of June 30, 2026

Daniel Shaeffer has served as our Chief Executive Officer since May 2021 and as an affiliated director since July 2016. As of May 2021, Mr. Shaeffer is also Chief Executive Officer of CCA. Mr. Shaeffer served as the Chief Executive Officer and a director of CRII and its predecessor entities from 2004 through the completion of the merger of CRII with and into us in May 2021 (the “CRII Merger”). Mr. Shaeffer also served as our Chairman of the board of directors from October 2018 through May 2021 and was formerly our Chief Executive Officer from December 2016 through September 2018. He was a director of Cottonwood Multifamily REIT I, Inc. (“CMRI”) and Cottonwood Multifamily REIT II, Inc. (“CMRII”) prior to the completion of their respective mergers with and into us in July 2021 (the “CMRI and CMRII Mergers”). He was a director and Chief Executive Officer of Cottonwood Multifamily Opportunity Fund, Inc. (“CMOF”) prior to the completion of the merger of CMOF with and into us in September 2022 (the “CMOF Merger”). Mr. Shaeffer’s primary responsibilities include overseeing acquisitions, capital markets and strategic planning for us and our affiliates.

Before co-founding Cottonwood Capital, LLC, a predecessor to CRII, in 2004, Mr. Shaeffer worked as a senior equities analyst with Wasatch Advisors of Salt Lake City. Prior to joining Wasatch Advisors, Mr. Shaeffer was a Vice President of Investment Banking at Morgan Stanley. Mr. Shaeffer began his career with Ernst & Young working in the firm’s audit department. Mr. Shaeffer has been involved in real estate development, management, acquisition, disposition and financing since 2004.

Mr. Shaeffer holds an International Master of Business Administration from the University of Chicago Graduate School of Business and a Bachelor of Science in Accounting from Brigham Young University.

Our board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Shaeffer, in light of his day-to-day company-specific operational experience, significant finance and market experience, and his real estate experience, to serve as a director on our board of directors.

Chad Christensen has served as the Executive Chairman of our board of directors since May 2021 and as an affiliated director since July 2016. As of May 2021, Mr. Christensen also serves as Executive Chairman of CCA. Mr. Christensen served as President and a director of CRII and its predecessor entities from 2004 through the completion of the CRII Merger in May 2021. Mr. Christensen was formerly our President and Chairman of the Board from December 2016 through September 2018. He was a director of CMRI and CMRII prior to the completion of the CMRI and CMRII Mergers in July 2021. He served as President, Chairman of the Board, and a director of CMOF prior to the completion of the CMOF Merger in September 2022. Mr. Christensen oversees financial and general operations for us and our affiliates. He is also actively involved in acquisitions, marketing and capital raising activities for us and our affiliates.

Before co-founding Cottonwood Capital, LLC, a predecessor to CRII, in 2004, Mr. Christensen worked with the Stan Johnson Company, a national commercial Real Estate Brokerage firm in Tulsa, Oklahoma. Early in his career, Mr. Christensen founded Paramo Investment Company, a small investment management company. Mr. Christensen has been involved in real estate development, management, acquisition, disposition and financing since 2004.

Mr. Christensen holds a Master of Business Administration from The Wharton School at the University of Pennsylvania with an emphasis in Finance and Real Estate and a Bachelor of Arts in English from the University of Utah. Mr. Christensen also holds an active real estate license. Chad Christensen and Gregg Christensen are brothers.

Our board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Christensen, in light of his day-to-day company-specific operational experience, significant finance and market experience, and his real estate experience, to serve as a director on our board of directors.

Gregg Christensen has served as our Chief Legal Officer and Secretary since December 2016 and as an Advisory Board Member since May 2021. Since May 2021, Mr. Christensen is also Chief Legal Officer and Secretary of CCA. Mr. Christensen served as the Chief Legal Officer and Secretary (formerly Executive Vice President, Secretary and General Counsel) and a director of CRII and its predecessor entities from 2007 through the completion of the CRII Merger in May 2021. Mr. Christensen was a director on our board of directors from December 2016 to June 2018. Mr. Christensen held similar officer positions with CMRI, CMRII and CMOF prior to the completion of the CMRI and CMRII Mergers in July 2021 and the CMOF Merger in September 2022. In addition, he was a director of CMRI, CMRII and CMOF prior to the completion of their respective mergers. Mr. Christensen oversees and coordinates all legal aspects of us and our affiliates, and is also actively involved in operations, acquisitions and due diligence activities for us and our affiliates.

Prior to joining the Cottonwood organization, Mr. Christensen was a principal, managing director and general counsel of Cherokee & Walker, an investment company focused on real estate investments and private equity investments in real estate-related companies. Previously, Mr. Christensen practiced law with Nelson & Senior in Salt Lake City. His areas of practice included real estate and corporate law. He is a member of the Utah State Bar, as well as the Bar of the United States District Court for the District of Utah. Mr. Christensen has been involved in real estate development, management, acquisition, disposition and financing since 1996.

Mr. Christensen holds an Honors Bachelor of Arts in English from the University of Utah and a Juris Doctorate from the University of Utah, S.J. Quinney College of Law. Gregg Christensen and Chad Christensen are brothers.

Glenn Rand has served as our Chief Operating Officer and as an Advisory Board Member since May 2021. Mr. Rand also has served as the Chief Operating Officer of CROP (and in other roles with CROP) since September 2013. In addition, he serves as Chief Operating Officer of CCA as of May 2021. Mr. Rand brings over 30 years of property management experience to us. He directs operations and provides strategic guidance with respect to acquisitions and asset management. Prior to joining CROP, he worked at Archstone, where he was responsible for the oversight of more than 30,000 apartment units. During his time at Archstone, Mr. Rand was President and Founder of Archstone Management Services, a third-party management company with over 50 assets under management, which was eventually sold to Gables Residential. As Chairman of Archstone’s Pricing Committee, he was influential in the creation and national acceptance of LRO (revenue management) within Archstone, and eventually the apartment industry. He served on the Virginia Tech Management Board for many years and is consistently requested as a speaker at industry events.

Susan Hallenberg has served as our Chief Accounting Officer and Treasurer since October 2018 and as an Advisory Board Member since May 2021. As of May 2021, she is also Chief Accounting Officer and Treasurer at CCA. Ms. Hallenberg served as the Chief Financial Officer and Treasurer of CRII and its predecessor entity from May 2005 until the completion of the CRII Merger in May 2021. Ms. Hallenberg served as our principal accounting officer and principal financial officer in her role as Chief Financial Officer from December 2016 through September 2018. Ms. Hallenberg also served as Chief Accounting Officer and Treasurer of CMRI and CMRII prior to the completion of the CMRI and CMRII Mergers in July 2021. She was also Chief Financial Officer and Treasurer of CMOF prior to the completion of the CMOF Merger in September 2022.

Prior to joining the Cottonwood organization, Ms. Hallenberg served as Acquisitions Officer for Phillips Edison & Company, a real estate investment company. She also served as Vice President for Lend Lease Real Estate Investments, where her responsibilities included financial management of a large mixed-use real estate development project and the underwriting, financing and reporting on multifamily housing development opportunities in the Western United States using tax credit, tax-exempt bond, and conventional financing. She also worked for Aldrich Eastman & Waltch for two years as an Assistant Portfolio Controller. Ms. Hallenberg started her career at Ernst & Young where she worked in the firm’s audit department for four years.

Ms. Hallenberg holds a Bachelor of Arts in Economics/Accounting from The College of the Holy Cross.

Enzio Cassinis has served as our President since May 2021. Mr. Cassinis served as our Chief Executive Officer and President from October 2018 through May 2021. In addition, Mr. Cassinis served as the Chief Executive Officer of CCA from October 2018 through May 2021 and currently serves as CCA’s President since May 2021. Mr. Cassinis also served as the Chief Executive Officer and President of CMRI and CMRII from October 2018 through the completion of the CMRI and CMRII Mergers in July 2021.

From June 2013 through September 2018, Mr. Cassinis served in various roles at the Cottonwood organization, including as Senior Vice President of Corporate Strategy, where he was responsible for financial planning and analysis, balance sheet management and capital and venture formation activity. Prior to joining the Cottonwood organization in June 2013, Mr. Cassinis was Vice President of Investment Management at Archstone, one of the largest apartment operators and developers in the U.S. and Europe. There, he negotiated transactions in both foreign and domestic markets with transaction volume exceeding several billion dollars in total capitalization. Prior to Archstone, Mr. Cassinis worked as an attorney with Krendl, Krendl, Sachnoff & Way, PC (now Kutak Rock LLP) from February 2003 to May 2006, focusing his practice on corporate law and merger and acquisition transactions.

Mr. Cassinis earned a Master of Business Administration and Juris Doctorate (Order of St. Ives) from the University of Denver, and a Bachelor of Science in Business Administration from the University of Colorado at Boulder and is a CFA® charterholder.

Adam Larson has served as our Chief Financial Officer since October 2018. Mr. Larson also has served as the Chief Financial Officer of CCA since October 2018 and of CMRI and CMRII from October 2018 through the completion of the CMRI and CMRII Mergers in July 2021.

Through September 2018, Mr. Larson was the Senior Vice President of Asset Management of Cottonwood Residential, Inc. In this role he provided strategic guidance with respect to asset management, financial planning and analysis, and property operations. Prior to joining Cottonwood Residential, Inc. in June 2013, Mr. Larson worked in the Investment Banking Division at Goldman Sachs advising clients on mergers and acquisitions and other capital raising activities in the Real Estate, Consumer/Retail and Healthcare sectors. Mr. Larson previously worked at Barclays Capital, Bonneville Real Estate Capital and Hitachi Consulting.

Mr. Larson holds a Master of Business Administration from the University of Chicago Booth School of Business, and a Bachelor of Science in Business Management from Brigham Young University.

Stan Hanks has served as our Chief Development Officer since December 2021. Prior to that he was one of our Executive Vice Presidents. Mr. Hanks has also served as Executive Vice President of CROP since September 2012 and of CCA since May 2021. Mr. Hanks has over 20 years of multifamily experience. He is responsible for development project oversight and strategic initiatives. Prior to joining CROP, Mr. Hanks was a Senior Vice President and Principal at RealSource, a boutique multifamily real estate firm in Salt Lake City where he was involved with acquisitions, financing, asset management and capital raising. Prior to RealSource, Mr. Hanks was Vice President of Finance/Corporate Controller for TenFold Corporation, a software company in Utah that completed its IPO in 1999. Prior to TenFold, Mr. Hanks spent four years as an auditor at Coopers & Lybrand. Mr. Hanks earned a Bachelor of Accounting degree from the University of Utah in 1992.

Eric Marlin has served as our Executive Vice President of Capital Markets since May 2021. Mr. Marlin also has served as Executive Vice President of Capital Markets of CROP since February 2007 and of CCA since May 2021. His responsibilities include interfacing with broker-dealers and all retail-focused capital raising activities for Cottonwood affiliates. Previously, Mr. Marlin was Vice President of the Western Region for CORE Realty Holdings, LLC, a sponsor of tenant in common transactions. Prior to joining CORE, Mr. Marlin worked for Courtlandt Financial Group, a firm that specializes in 1031 exchanges. Prior to joining Courtlandt Financial Group, Mr. Marlin worked as a financial consultant with Merrill Lynch Private Client Group in Beverly Hills, California, where he focused primarily on financial planning and estate planning. Mr. Marlin holds a Bachelor of Arts in History of Public Policy from the University of California at Santa Barbara. He is a licensed securities representative with Series 7 and Series 66 licenses. Mr. Marlin also acts as a wholesaler internal to our sponsor and its affiliates in connection with our offerings.

Paul Fredenberg has served as our Chief Investment Officer since October 2018. Mr. Fredenberg has also served as the Chief Investment Officer of CCA since October 2018 and of CMRI and CMRII from October 2018 through the completion of the CMRI and CMRII Mergers in July 2021.

Through September 2018, Mr. Fredenberg served as the Senior Vice President of Acquisitions of Cottonwood Residential, Inc. a position he had held since September 2005. As Senior Vice President of Acquisitions, he focused exclusively on sourcing and evaluating new multifamily investment opportunities for Cottonwood Residential, Inc. Prior to joining the Cottonwood organization in 2005, Mr. Fredenberg worked in the Investment Banking division of Wachovia Securities advising clients on mergers and acquisitions activities across multiple industries. He has also held investment banking and management consulting positions at Piper Jaffray and the Arbor Strategy Group.

Mr. Fredenberg holds a Master of Business Administration from the Wharton School at the University of Pennsylvania, a Master of Arts in Latin American Studies from the University of Pennsylvania, and a Bachelor of Arts in Economics from the University of Michigan, Ann Arbor.

Jonathan Gardner is one of our independent directors, a position he has held since May 2021. Mr. Gardner is the CEO and founder of Asilia Investments, LLC, a Salt Lake City-based real estate development and alternative investment firm. Mr. Gardner has developed or invested in nearly $3.0 billion of real estate, with a significant interest in providing long-term solutions for national tenants in the industrial office markets. Asilia Investments has grown their platform to include private equity and private credit investment opportunities. Mr. Gardner co-founded and operated from 2014 - 2022 Gardner Batt, LLC, a real estate focused commercial development firm. Previous to Gardner Batt, Mr. Gardner was with a family run real estate development office and, prior to that, spent four years as an investment banker handling corporate leveraged finance at CIBC World Markets’ Private Finance Group. Mr. Gardner graduated magna cum laude from the University of Utah’s David Eccles School of Business with an emphasis in Finance.

Our board of directors selected Mr. Gardner as an independent director for reasons including his significant experience in the real estate industry and prior knowledge of the portfolio of CRII as a non-affiliate director. Mr. Gardner’s broad real estate experience provides him with key skills in responding to our business’s financial, strategic and operational challenges and opportunities, and overseeing management. Our board of directors believes that the depth and breadth of Mr. Gardner’s exposure to complex real estate, financial and strategic issues during his career make him a valuable asset to our board of directors.

John Lunt is one of our independent directors, a position he has held since June 2018. In January 2003, Mr. Lunt founded Lunt Capital Management, Inc., a registered investment advisor, and since January 2003, he has served as its President. The firm builds and manages investment strategies used by financial advisors around the United States and provides research and advice for investments across asset classes. Mr. Lunt co-created the methodology for four index strategies calculated by S&P Dow Jones Indices. From 2001 to June 2014, he served on the board of the Utah Retirement Systems, a multibillion-dollar pension fund, and from 2004 to 2007, he served as board President. From February 2013 to February 2022, Mr. Lunt served on the investment advisory committee for the $20 billion Utah Educational Savings Plan (My529) and from August 2017 to February 2022, he served as Chairman of the committee. From September 2014 to June 2023, he served as a member of the Board of Trustees for the $2 billion Utah School & Institutional Trust Funds Office. Since June of 2022, he has served as a trustee for the Utah Educational Savings Board and currently serves as the chair of the audit committee.

Mr. Lunt graduated Magna Cum Laude with University Honors from Brigham Young University with a Bachelor of Arts in Economics, and he later received a Master of Business Administration in Finance and International Business from New York University.

Our board of directors selected Mr. Lunt as an independent director for reasons including his executive leadership experience, his professional and educational background, his network of relationships with finance and investment professionals and his extensive background and experience in public markets and in real estate and finance transactions and investments. In addition, his experience as founder and President of Lunt Capital Management and his service as a director of various pension funds provide him an understanding of the issues facing companies that make investments in real estate and oversee those investments.

Philip White is one of our independent directors, a position he has held since May 2021. Mr. White has been a partner at Inflection Financial LLC since 2020. His firm oversees more than $490 million for individuals and company retirement plans. Previously, Mr. White was a partner at Retirement Plan Fiduciaries LLC since 2015 and President at Ducere Capital, a wealth management practice he founded in 2006. Mr. White also previously directed executive compensation and company stock and retirement plans for Rackspace Hosting. Early in his career, Mr. White served his country as a civil engineer officer in the United States Air Force. Mr. White earned his Master of Business Administration degree with Honors from The Wharton School at The University of Pennsylvania and is also a Distinguished Graduate of The United States Air Force Academy. Mr. White is a CFA® charterholder and is also a CERTIFIED FINANCIAL PLANNER™ practitioner.

Our board of directors selected Mr. White as an independent director for reasons including his experience in the real estate industry, executive compensation experience, his professional and educational background and prior knowledge of the portfolio of CRII as a non-affiliate director of CRII. With his background in executive compensation issues, Mr. White is particularly well-positioned to guide our board of directors on compensation issues and the employment of various individuals, including our Chief Accounting Officer and Chief Legal Officer. Our board of directors believes that these key attributes make him a valuable asset to our board of directors.

Executive Officer Compensation Discussion and Analysis

Overview

This section discusses the components of, and objective behind, our executive compensation program for our “named executive officers” who are listed in the “Summary Compensation Table” below. In 2025, our named executive officers were Daniel Shaeffer, our Chief Executive Officer, Adam Larson, our Chief Financial Officer, Chad Christensen, our Executive Chairman, Gregg Christensen, our Chief Legal Officer and Secretary, and Glenn Rand, our Chief Operating Officer.

We employ certain of our executive officers, including two of our named executive officers, Mr. G. Christensen and Mr. Rand. Mr. Shaeffer, Mr. Larson and Mr. C. Christensen, along with certain other of our executive officers, are employed by our advisor, CC Advisors III, and its affiliates. Except for grants of LTIP Units (units in the Operating Partnership subject to time-based vesting) and Special LTIP Units (units in the Operating Partnership subject to performance-based vesting, and for purposes of our executive compensation discussion, referred to as required by context, collectively as the “LTIP Units”) that we make to all of our executive officers, Mr. Shaeffer, Mr. Larson and Mr. C. Christensen, and those executive officers employed by our advisor and its affiliates are compensated by our advisor and its affiliates (and not us), in part, for their service to us and our subsidiaries. See “The Conflicts Committee – Transactions with Related Persons” above for a discussion of the fees paid to our advisor and its affiliates. We do not specifically reimburse our advisor for any executive officer compensation or benefit costs paid to its employees who serve as our named executive officers, and our advisor makes all decisions relating to compensation paid by our advisor and its affiliates to our executive officers who are its employees. All of our named executive officers are officers of, and hold an indirect ownership interest in, our advisor or its affiliates.

Our executive compensation discussion covers, as required by context, the program as applicable to the named executive officers we employ directly for whom our compensation committee makes all compensation decisions, and as applicable to the named executive officers employed by our advisor for whom our compensation committee makes equity award determinations.

Compensation Objectives

We seek to maintain a total compensation package for the executives we employ directly that provides fair, reasonable and competitive compensation while also permitting us the flexibility to differentiate actual pay based on the level of individual and organizational performance. In addition, we maintain a long-term equity incentive compensation program available to all of our executive officers. Our executive compensation program, including our long-term equity incentive program, is designed to: (i) attract and retain candidates capable of performing at the highest levels of our industry; (ii) create and maintain a performance-focused culture by rewarding outstanding performance based upon objective predetermined metrics; (iii) reflect the qualifications, skills, experience and responsibilities of each executive officer; (iv) align the interests of our executive officers and stockholders by creating opportunities and incentives for our executive officers to increase their equity ownership in us; and (v) motivate our executive officers to manage our business to meet our short- and long-term objectives.

Pay-for-Performance Philosophy

A substantial majority of executive compensation is tied to our performance and is not guaranteed. The compensation committee sets clear goals for Company performance. Consistent with these objectives, executive compensation for 2025 was heavily weighted toward (i) Company financial and operational performance metrics for annual cash incentive bonuses and (ii) internal rate of return performance for long-term equity incentives. We believe that the executive compensation program supports these objectives by providing the named executive officers with a multi-faceted compensation package that includes a base salary, the opportunity to earn an annual cash incentive bonus and equity awards.

For 2025, approximately 30.45% and 26.93% of the compensation payable to Mr. G. Christensen and Mr. Rand, respectively, was aligned with the interests of our stockholders because either it was determined by or depended on performance or its value fluctuates with our NAV. Approximately 32.05% of Mr. G. Christensen’s and 33.67% of Mr. Rand’s 2025 compensation was fixed base salary that was not dependent on our NAV performance. All other compensation is variable.

Final Results of 2023 Special LTIP Units – Alignment of Pay and Performance

In January 2023, our compensation committee approved awards of Special LTIP Units to our named executive officers which provided each executive officer the opportunity to earn an award amount as determined by our internal rate of return over a three-year performance period. See “—Components of Executive Compensation – Equity Incentive Compensation” for additional information regarding Special LTIP Units. At the completion of the three-year performance period from January 1, 2023 through December 31, 2025, no Special LTIP Units had been earned.

Determination of Executive Compensation

Our compensation committee, which is composed of all of our independent directors, discharges our board of directors’ responsibilities relating to the compensation that we pay to our named executive officers. This includes equity compensation grants we make to all of our named executive officers as well as additional compensation we pay to named executive officers employed by us. The compensation committee operates under a written charter adopted by our board of directors, a copy of which is available under the “Corporate Governance” section of our website at www.cottonwoodcommunities.com.

In making compensation decisions for 2025, the compensation committee evaluated the performance of our Chief Executive Officer and Executive Chairman, and then together with our Chief Executive Officer and Executive Chairman, assessed the individual performance of the other named executive officers. In addition, the compensation committee confirmed that the market-based compensation data previously provided to the committee, as discussed below, remained appropriate. While the compensation committee considers recommendations from our Chief Executive Officer, Executive Chairman, and any compensation consultant engaged, along with data provided by its other advisors, it retains full discretion to set all compensation to our named executive officers that we pay.

Engagement of Compensation Consultant

The compensation committee is authorized to retain the services of one or more executive compensation consultants, in its discretion, to assist with the establishment and review of our compensation programs and related policies. In May 2021, we completed the CRII Merger, and following the CRII Merger we employed certain of our named executive officers. The compensation committee initially retained Ferguson Partners Consulting L.P., a nationally recognized compensation consulting firm specializing in the real estate industry (“FPC”) in 2021 as its independent compensation consultant in connection with implementing a comprehensive executive compensation program for our executive employees and has continued to do so bi-annually. The compensation committee has sole authority to hire, terminate and set the terms of any engagement of any compensation consultant.

The compensation committee expects to review market-based compensation data provided by an executive compensation consultant on a two-year cycle unless our operating environment changes significantly and a more recent study is determined to be recommended. The most recent compensation report was provided by FPC in connection with the committee’s review of compensation for 2024.

For 2024 compensation, FPC provided market-based compensation data to assist the committee in the evaluation of our executive compensation program, including with respect to equity compensation for all of our executive officers that complements the compensation provided to our executive officers by our advisor and its affiliates. In connection with these efforts, FPC prepared for the compensation committee reports that included compensation analyses for each executive position, including those executive positions that are held by employees of our advisor and its affiliates, an analysis of a recommended peer group for us and a description of the methodology used to provide the compensation analyses. FPC researched competitive market practices, reviewed the proxy statements of its recommended peer group and checked its own proprietary information data bases. Market-based compensation data is used for reference only to gauge the marketplace for executive compensation in our industry. The compensation committee does not establish a specific target percentile of market for our executives and generally seeks to provide the compensation levels needed to retain our executive team and reward appropriately for performance.

The compensation committee considered the information provided to the company in 2024, having confirmed with FPC that a similar compensation package would be appropriate for 2025, and approved the 2025 executive compensation program without changes from the 2024 program.
Peer Group

For the 2024 compensation data provided by FPC, the compensation committee used the following ten companies, a majority of which own multifamily real estate and are of similar size to our Company:

American Healthcare REIT, Inc.	Apartment Income REIT Corp.
Sila Realty Trust, Inc.	SmartStop Self Storage REIT, Inc.
InvenTrust Properties Corp.	Elme Communities
UMH Properties, Inc.	Independence Realty Trust, Inc.
Centerspace	Veris Residential, Inc.

Consideration of Say-on-Pay Vote

At our 2024 annual meeting of stockholders, we provided our stockholders with the first opportunity to vote to approve, on a non-binding advisory basis, our executive compensation. More than 90% of the votes cast in the advisory vote on the 2023 compensation of our named executive officers were in favor. The compensation committee reviewed the results of this advisory “say-on-pay” vote and considered it in determining compensation and award amounts granted to our named executive officers for 2025. The compensation committee considered these voting results as supportive of the committee's general executive compensation practices. Our stockholders approved a frequency of two years for future advisory votes on executive compensation, as such we will ask our stockholders to approve our executive compensation biennially.

Components of Executive Compensation

The key elements of our executive compensation program for our executive officer employees include annual cash compensation, short-term incentive plan compensation as well as equity incentive compensation in the form of LTIP Units. Each element is discussed in detail below.

Base Salary

Our compensation committee believes base salary should be commensurate with each named executive officer’s position and experience. The base salary of the named executive officers employed by us was established by the compensation committee following a review of qualitative and quantitative factors including (i) an assessment of scope of the named executive officer’s responsibilities and leadership and individual role within the executive management team, (ii) the named executive officer’s contributions to the Company, (iii) the named executive officer’s expertise and experience within the industry, and (iv) review of market-based compensation data provided by a third party compensation consultant (initially in 2022 and reviewed bi-annually thereafter).

We believe that our executive officers’ base salary levels are commensurate with their position, responsibilities and experience and are expected to provide a steady source of income sufficient to permit these officers to focus their time and attention on their work duties and responsibilities. Base salaries of our named executive officers employed by us periodically will be reviewed by the compensation committee. For 2026, the compensation committee did not elect to change the annual base salary from year end 2025 levels for Mr. G. Christensen ($400,000) or Mr. Rand ($400,000). Mr. Shaeffer, Mr. Larson and Mr. C. Christensen do not receive an annual base salary from us and are compensated by CC Advisors III and its affiliates.

Short-Term Incentive Plan
The short-term incentive plan is intended to compensate our executive officers for achieving annual company and strategic performance goals. The compensation committee believes that the opportunity to earn an annual cash bonus encourages our executive officers to achieve company and strategic performance goals, which fosters a performance-driven company culture that aligns the executives’ interests with the stockholders’ interests.

The short-term incentive plan allows our executive officers to earn a cash bonus based on various predefined and pre-weighted company and strategic performance goals established by the compensation committee in consultation with management (at least 50% of which are objective, calculable company performance measurements). Strategic performance goals are assessed subjectively. The performance goals may vary from year to year and are intended to drive performance in areas that further our strategic objectives and increase value for our stockholders.

For 2025, the annual cash incentive bonus is the product of the named executive officer’s target bonus (which is a percentage of his base salary) and a formula number that is based on the achievement of predetermined targets. Depending on the achievement of the predetermined targets, the actual annual cash incentive bonus may be less than or greater than the target bonus, subject to limitations.

The compensation committee set a threshold and maximum annual cash incentive bonus at 50% and 150%, respectively, of target levels for 2025. The compensation committee set Mr. G. Christensen’s and Mr. Rand’s target bonus at 90% of their respective base salaries for 2025.

The annual cash incentive bonus formula number for 2025 consisted of the following components: (i) 30% portfolio characteristics and objectives (ii) 25% gross capital formation, (iii) 20% capital deployment efficiency, and (iv) 25% operational and return driven metrics. Each performance goal was assigned a weighting relative to the other annual performance goals. Results between threshold and target or between target and maximum for each goal are based on linear interpolation. Performance below threshold earns 0%, and performance above target is capped at 150% of the target level. The total annual cash incentive bonus earned by an executive officer is the sum of the weighted amounts earned with respect to each goal.

Our 2025 Company Performance Measures were:

•Portfolio Characteristics and Objectives. Thirty percent of each target annual cash incentive bonus is based on satisfying qualitative and quantitative portfolio characteristics and objectives. These metrics are intended to match our overall operating and financial goals for our portfolio for the year and include portfolio construction and cash management objectives as well as certain financing, development and capital raising initiatives. For 2025, our compensation committee awarded percentage points for (i) the successful completion of the RealSource Merger, (ii) successful launch of the DST Program with our initial DST offering of Cottonwood Riverfront DST, (iii) full deployment of two structured investments in our portfolio, (iv) completion of successful exchange offer for Series 2025 preferred stock and launch of Series 2025 notes, and (v) successful redemption of our Series 2019 preferred stock. Other objectives in this performance goal included liquidity targets and equity capital raise. The percentage points available to be earned under the portfolio characteristics and objectives performance goal range from 0% to 45%. For 2025, the compensation committee awarded 45% under the component.

•Gross Capital Formation. Twenty-five percent of each target annual cash incentive bonus is based on achieving capital formation goals. We are a growth-oriented company, and a substantial portion of our growth is from raising capital. Accordingly, our ability to raise capital is one of our core performance measures. The percentage points available to be earned under the gross capital formation performance goal range from 0% to 37.5% with $200.0 million in total capital raise necessary to earn all percentage points under this performance goal. For 2025, the compensation committee awarded 37.5% under the component.

•Capital Deployment Efficiency. Twenty-percent of each target annual cash incentive bonus is based on achieving capital deployment efficiency goals. Our ability to achieve our investment objectives is dependent on investing capital in suitable investments. As such, our compensation committee reviews capital deployed in 2025 against a targeted benchmark in evaluating this performance goal. The percentage points available to be earned under the capital deployment efficient performance goal range from 0% to 30%. For 2025, the compensation committee awarded 30% under the component for the deployment of the targeted $160.0 million in capital.

•Operational and Return Driven Metrics. Twenty-five percent of each target annual cash incentive bonus is based on achieving operational and return goals. Pursuant to this component, adjusted core funds from operations per diluted share/unit ("Adjusted Core FFO per Share") coverage is reviewed based on company objectives and peer-driven comparisons with a threshold coverage of 10% and a target coverage of 25% using linear interpolation once minimum coverage is achieved. Adjusted Core FFO per Share is defined as Core FFO per diluted share/unit (i) adjusted for the performance participation allocation and (ii) excluding development assets and land held for development, to the extent applicable. Management excludes the performance participation allocation from Core FFO per diluted share/unit to arrive at Adjusted Core FFO per Share as a measure of our operating performance because when earned, the performance participation allocation is largely driven by appreciation of our net asset value which relies on factors outside of recurring operations, including capital allocation, strategic investment decisions and market factors independent of the ongoing operations of the Company. We believe excluding the performance participation allocation provides a better understanding of the ongoing operating performance of our investments. Management believes investment in development assets, including land held for development, is important for long-term value creation notwithstanding its short-term dilutive impact to FFO per share. In order to evaluate FFO coverage on a stabilized basis, we exclude development assets and land held for development, assuming these assets were sold with proceeds used to repurchase shares to arrive at Adjusted Core FFO per Share. See Part II, Item 5. “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Funds from Operations” in our Annual Report included herewith for the definition of Core FFO and considerations on how to review Core FFO, as well as a reconciliation of Core FFO to GAAP net loss. In addition, annual and long-term growth in same store revenue and net operating income (“Same Store NOI”) is evaluated relative to the average of such measures reported by three publicly-traded apartment REITs with points awarded for meeting or exceeding such averages. For fiscal year 2025, the peer group consisted of UDR, Inc., Mid-America Apartment Communities, Inc. and Camden Property Trust, Inc. See “Item 7. Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Reportable Segment Net Operating Income” in our Annual Report included herewith for information on how we calculate and use Same Store NOI, as well as a reconciliation of Same Store NOI from our consolidated statement of operations. The percentage points available to be earned under the operational and return driven metrics performance goal range from 0% to 37.5%. For 2025, the compensation committee awarded 17.5% under the component for exceeding peer group average for Same Store NOI and same store measured since 2016 as well as progressing toward our Adjusted Core FFO per Share coverage goal.

Calculation of Bonuses. With respect to the specific formula components for 2025, the named executive officers received 130% of their target bonus based on the achievement of the predetermined targets discussed above. Based on our actual performance in 2025, the compensation committee approved an annual cash incentive bonus for Mr. G. Christensen and Mr. Rand each in an amount of $468,000. Mr. Shaeffer, Mr. Larson and Mr. C. Christensen do not receive a cash incentive bonus from us and are compensated by CC Advisors III and its affiliates.

Performance Measure Updates for 2026. Our compensation committee has approved certain changes to the structure of the short-term incentive plan for 2026. In addition to ordinary course annual adjustments to performance goals for 2026, including the weighting of these goals, the compensation committee has established two additional opportunities for participants to earn a cash bonus: a discretionary bonus and a mergers and acquisition activity achievement bonus. The discretionary bonus will be awarded as determined in the sole discretion of the compensation committee in an amount up to 33.3% of the target bonus but in no event shall cause the bonus to exceed 150% of target. The discretionary bonus will be awarded in circumstances where the compensation committee determines: (i) formulaic point totals do not adequately reflect the executive's contribution to company performance, strategic positioning, or long-term value creation, (ii) extraordinary circumstances, market conditions, or one-time events materially impacted formulaic outcomes in a manner not reflective of the executive’s execution quality, or (iii) the executive achieved significant milestones or accomplishments not captured by the pre-established performance goals. A mergers and acquisitions activity bonus will awarded in an amount of 6.6% of the target bonus for every $100 million of capital raised through mergers and acquisition activity with linear interpolation after the first $100 million of capital. This performance goal is in addition to the maximum annual cash incentive bonus set at 150% of target levels.

Equity Incentive Compensation

Our compensation committee acknowledges that the real estate industry is highly competitive and that experienced professionals have significant career mobility. Our compensation committee determined that through the annual grant of LTIP Units under our partnership agreement, with vesting based on continued employment or the achievement of performance goals, each over multi-year periods, we will attract, motivate and retain highly skilled executive officers who are committed to our core values of prudent risk-taking and integrity. Each year our compensation committee determines, in its sole discretion, the aggregate amount, type and terms of any equity grants to our named executive officers. For 2025, the compensation committee determined that annual equity awards should consist of approximately 35% in LTIP Units (subject to multi-year vesting) and 65% in Special LTIP Units (with a multi-year performance measuring period) for all named executive officers.
    LTIP Units are a separate series of limited partnership units of the Operating Partnership, which are convertible into CROP Units upon achieving certain vesting and performance requirements. Awards of LTIP Units are subject to the conditions and restrictions determined by our compensation committee, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If the conditions and/or restrictions included in an LTIP Unit award agreement are not attained, holders will forfeit the LTIP Units granted under such agreement. Unless otherwise provided, the LTIP Unit awards (whether vested or unvested) will entitle the holder to receive current distributions from the Operating Partnership, and the unvested Special LTIP Units will entitle the holder to receive 10% of the current distributions from the Operating Partnership during the applicable performance period. With respect to Special LTIP Units, at the end of the performance period, if the internal rate of return equals or exceeds the performance threshold (6%), the holder will be entitled to receive an additional grant of LTIP Units equivalent to 90% of distributions that would have been paid on the earned Special LTIP Units during the performance period and such distributions had been reinvested in CROP Units. When the LTIP Units have vested and sufficient income has been allocated to the holder of the vested LTIP Units, the LTIP Units will automatically convert to CROP Units on a one-for-one basis.

The compensation committee has deemed LTIP Unit awards to be an effective means to ensure alignment of the executives’ interests with those of the stockholders. LTIP Units are structured as “profits interests” for U.S. federal income tax purposes, and we do not expect the grant, vesting or conversion of LTIP Units to produce a tax deduction for us based on current U.S. federal income tax law. As profits interests, the LTIP Units initially will not have full parity, on a per unit basis, with the CROP Units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP Units can, over time, achieve full parity with the CROP Units and therefore, accrete to an economic value for the holder equivalent to the CROP Units. If such parity is achieved, the LTIP Units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into CROP Units upon the occurrence of certain events, by the holder for a cash amount based on the value of a share of our common stock or for shares of our common stock, on a one-for-one basis, at our election. However, there are circumstances under which the LTIP Units will not achieve parity with the CROP Units, and until such parity is reached, the value that a holder could realize for a given number of LTIP Units will be less than the value of an equal number of shares of our common stock and may be zero. The compensation committee believes that this characteristic of the LTIP units, that they achieve real value only if our share value appreciates, links executive compensation to our performance.

In January 2025, the compensation committee approved equity awards for fiscal year 2025 in dollar values, with the number of units granted calculated by dividing the dollar value of the approved awards by the most recently determined NAV of CROP Units. In determining the size of the long-term equity incentives awarded to the named executive officers for 2025 service, the compensation committee considered, among other things, the role and responsibilities of the individual, competitive factors and individual performance history. These awards were intended to enable our executive officers to establish a meaningful equity stake in us that would vest over a period of years based on continued service.

Our compensation committee currently expects to continue to grant LTIP Units awards to our named executive officers annually on the same terms and conditions; however, the committee’s decision whether to approve any such awards in the future will depend on our performance, market trends and practices and other considerations.

Time-Based LTIP Units

The following table sets forth the number and value of the time-based LTIP Units granted to our named executive officers in January 2025 for 2025 compensation. The time-based LTIP Units were issued on January 8, 2025 based on the grant date fair value determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC Topic 718”). The time-based LTIP Units vest annually in equal installments over a four-year period with the first 25% vesting on January 1, 2026, subject to continued service. Time based LTIP Units (whether vested or unvested) receive the same distribution per unit as the CROP Units.

Executive Officer	Date of Grant	Number of Time-Based LTIP Units	Value of Time-Based LTIP Units
Daniel Shaeffer	January 8, 2025	28,474	$346,500
Adam Larson	January 8, 2025	11,073	$134,750
Chad Christensen	January 8, 2025	28,474	$346,500
Gregg Christensen	January 8, 2025	10,930	$133,000
Glenn Rand	January 8, 2025	9,204	$112,000

In January 2026, the compensation committee approved the grant of an aggregate of 120,798 LTIP Units to the named executive officers for 2026 compensation. The grants were made on January 2, 2026. These LTIP Unit awards vest annually in equal installments over a four-year period beginning on January 1, 2027, subject to continued service. The 2026 grants of LTIP Units will be reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards” table in Part III of our Annual Report on Form 10-K for the year ended December 31, 2026.

Special LTIP Units

The following table sets forth the number and value of the Special LTIP Units (performance-based LTIP Units) granted to our named executive officers in January 2025. The Special LTIP Units were issued on January 8, 2025 based on the grant date fair value determined in accordance with ASC Topic 718. The actual amount of each award will be determined at the conclusion of the three-year performance period on December 31, 2027, and will depend on our internal rate of return (as defined in the award agreements).

Executive Officer	Date of Grant	Number of Special LTIP Units	Value of Special LTIP Units
Daniel Shaeffer	January 8, 2025	52,881	$643,500
Adam Larson	January 8, 2025	20,565	$250,250
Chad Christensen	January 8, 2025	52,881	$643,500
Gregg Christensen	January 8, 2025	20,298	$247,000
Glenn Rand	January 8, 2025	17,093	$208,000

Pursuant to the terms of the applicable award agreements, our named executive officers may earn up to 100% of the number of Special LTIP Units granted, plus deemed dividends on earned units, based on our internal rate of return during the performance period in accordance with the following schedule, with linear interpolation for performance between levels:

Internal Rate of Return	Percentage Earned
Less than 6%	—%
6%	50%
10% or greater	100%

None of the Special LTIP Units will be earned if our internal rate of return for the performance period is less than 6%, and the maximum number of Special LTIP Units will only be earned if our internal rate of return for the performance period is 10% or greater. The earned Special LTIP Units will become fully vested on the first anniversary of the last day of the performance period, subject to continued employment with us, or CC Advisors III or its affiliates. During the performance period, unvested Special LTIP Units will entitle the holder to receive 10% of the current distribution per unit paid to holders of the CROP Units (based on the total number of Special LTIP Units granted). At the end of the performance period, if the internal rate of return equals or exceeds the performance threshold (6%), the holder will be entitled to receive an additional grant of LTIP Units equivalent to 90% of distributions that would have been paid on the earned Special LTIP Units during the performance period and such distributions had been reinvested in CROP Unit.

In January 2026, the compensation committee approved the grant of an aggregate target of 224,339 Special LTIP Units to the named executive officers for 2026 compensation. The grants were made on January 2, 2026. The 2026 grants of Special LTIP Units will be reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards” table in Part III of our Annual Report on Form 10-K for the year ended December 31, 2026.

Employee Benefits

Our full-time employees, including the named executive officers, are eligible to participate in health and welfare benefit plans, which provide medical, dental, vision, prescription, life insurance, disability insurance and related benefits.

Employment Agreements

We do not have any employment agreements with our employee executives.

Additional Compensation Components

In the future, as we further formulate and implement our compensation program, we may provide different and/or additional compensation components, benefits and/or perquisites to the named executive officers, to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure when needed to properly attract, motivate and retain the top executive talent for which we compete.

Executive Officer Compensation Tables

Summary Compensation Table

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC. The table sets forth the base salary and other compensation that was paid to or earned by the named executive officers in 2025, 2024 and 2023. With respect to equity incentive awards, the dollar amounts indicated in the table under “Stock Awards” are the aggregate grant date fair value of awards computed in accordance with ASC Topic 718.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation	Total ($)
Daniel Shaeffer Chief Executive Officer	2025 2024 2023	(2) (2) (2)	990,000 1,100,000 1,141,153	(2) (2) (2)	(2) (2) (2)	990,000 1,100,000 1,141,153
Adam Larson Chief Financial Officer	2025 2024 2023	(2) (2) (2)	385,000 255,000 225,000	(2) (2) (2)	(2) (2) (2)	385,000 255,000 225,000
Chad Christensen Executive Chairman	2025 2024 2023	(2) (2) (2)	990,000 1,100,000 1,141,153	(2) (2) (2)	(2) (2) (2)	990,000 1,100,000 1,141,153
Gregg Christensen Chief Legal Officer and Secretary	2025 2024 2023	400,000 400,000 400,000	380,000 380,000 385,000	468,000 318,168 226,671	80,273 (3) n/a n/a	1,328,273 1,098,168 1,011,671
Glenn Rand Chief Operating Officer	2025 2024 2023	400,000 400,000 400,000	320,000 320,000 300,000	468,000 318,168 214,078	n/a n/a n/a	1,188,000 1,038,168 914,078
(1) For 2025, this represents the total grant date fair value of LTIP Units and Special LTIP Units granted on January 8, 2025, determined in accordance with ASC Topic 718. Refer to Note 2 and Note 14 to our consolidated financial statements included in our Annual Report included herewith, for a discussion of our accounting of LTIP Units and the assumptions used.

The grant date fair values for the following named executive officers relating to 2025 LTIP Unit awards granted on January 8, 2025, are as follows: Daniel Shaeffer—$346,500; Adam Larson—$134,750; Chad Christensen—$346,500; Gregg Christensen—$133,000; Glenn Rand—$112,000. The LTIP Unit awards granted in 2025 vest over four years from the date of grant in equal installments on a quarterly basis, subject to continued service.

The grant date fair values for the named executive officers relating to 2025 Special LTIP Unit awards granted on January 8, 2025, are as follows: Daniel Shaeffer—$643,500; Adam Larson—$250,250; Chad Christensen—$643,500; Gregg Christensen—$247,000; Glenn Rand—$208,000. The maximum values of the 2025 Special LTIP Unit awards assuming that the highest level of performance is achieved are as follows: Daniel Shaeffer—$643,500; Adam Larson—$250,250; Chad Christensen—$643,500; Gregg Christensen—$247,000; Glenn Rand—$208,000.

(2) Mr. Shaeffer, Mr. Larson and Mr. C. Christensen are each an officer and employee of our advisor and its affiliates, and are compensated by these entities, in part, for their respective service to us or our subsidiaries. We do not compensate Mr. Shaeffer, Mr. Larson or Mr. C. Christensen other than through LTIP Unit awards approved by our compensation committee and no allocation of the total compensation paid and benefits provided by our advisor and its affiliates to these named executive officers is made for the time spent by such persons on behalf of our Company. As a result, we have not included any amount of the compensation paid and benefits provided to such persons other than with respect to equity awards in the foregoing summary compensation table. Refer to “The Conflicts Committee – Transactions with Related Persons” above for a discussion of the fees paid to our advisor and its affiliates.

(3) Mr. G. Christensen received an additional cash bonus of $80,273 to recognize the impact of a correction to recoup excess employer match amounts to the company-sponsored 401(k) program.

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted in 2025 to the named executive officers.

Name	Date of Grant	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares or Units (#) (3)	Grant Date Fair Value (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel Shaeffer
Annual cash incentive bonus		—	—	—	—	—	—	—	—
LTIP units	January 8, 2025	—	—	—	—	—	—	28,474	$346,500
Special LTIP units	January 8, 2025	—	—	—	—	52,881	—	—	$643,500
Adam Larson
Annual cash incentive bonus		—	—	—	—	—	—	—	—
LTIP units	January 8, 2025	—	—	—	—	—	—	11,073	$134,750
Special LTIP units	January 8, 2025	—	—	—	—	20,565	—	—	$250,250
Chad Christensen
Annual cash incentive bonus		—	—	—	—	—	—	—	—
LTIP units	January 8, 2025	—	—	—	—	—	—	28,474	$346,500
Special LTIP units	January 8, 2025	—	—	—	—	52,881	—	—	$643,500
Gregg Christensen
Annual cash incentive bonus		$180,000	$360,000	$540,000	—	—	—	—	—
LTIP units	January 8, 2025	—	—	—	—	—	—	10,930	$133,000
Special LTIP units	January 8, 2025	—	—	—	—	20,298	—	—	$247,000
Glenn Rand
Annual cash incentive bonus		$180,000	$360,000	$540,000	—	—	—	—	—
LTIP units	January 8, 2025	—	—	—	—	—	—	9,204	$112,000
Special LTIP units	January 8, 2025	—	—	—	—	17,093	—	—	$208,000
(1) For the year ended December 31, 2025, the Compensation Committee approved annual cash incentive bonuses for Messrs. G. Christensen and Mr. Rand of $468,000, each. For more information regarding the performance goals for these annual cash incentive bonuses, see “—Components of Executive Compensation—Short-Term Incentive Program.” Messrs. Shaeffer, Larson and C. Christensen are each an officer and employee of our advisor and its affiliates, and are compensated by these entities, in part, for their respective service to us or our subsidiaries. We do not compensate Messrs. Shaeffer, Larson or C. Christensen other than through LTIP Unit awards approved by our compensation committee and no allocation of the total compensation paid and benefits provided by our advisor and its affiliates to these named executive officers is made for the time spent by such persons on behalf of our Company. Refer to “The Conflicts Committee – Transactions with Related Persons” above for a discussion of the fees paid to our advisor and its affiliates.

(2) Equity incentive plan awards were made in the form of Special LTIP Units. At the end of the three-year performance period, the Special LTIP Units are earned at a rate depending on our internal rate of return over the measuring period. A recipient of Special LTIP Units may receive as few as zero units or as many as 100% of the number of target units, plus deemed dividends on earned shares. During the performance period, unvested Special LTIP Units will entitle the holder to receive 10% of the current distribution per unit paid to holders of the CROP Units (based on the total number of Special LTIP Units granted). At the end of the performance period, if the LTIP Unit is earned, the holder will be entitled to receive an additional grant of LTIP Units equivalent to 90% of distributions that would have been paid on the earned Special LTIP Units during the performance period and such distributions had been reinvested in CROP Units. For more information regarding the performance criteria for these performance unit awards, see “—Component of Executive Compensation – Equity Incentive Compensation—Special LTIP Units.”

(3) Stock awards were made in the form of Time-Based LTIP Units. The Time-Based LTIP Units vest annually in equal installments over a four-year period with the first 25% vesting on January 1, 2026, subject to continued service. Time-based LTIP Units (whether vested or unvested) receive the same distribution per unit as the CROP Units. For more information regarding the LTIP Unit awards, see “ —Component of Executive Compensation – Equity Incentive Compensation—Time-Based LTIP Units.”

(4) The amounts included in this column represent the full grant date fair value of the LTIP Units determined in accordance with ASC Topic 718. Refer to Note 2 and Note 14 to our consolidated financial statements included in our Annual Report included herewith, for a discussion of our accounting of LTIP Units and the assumptions used.

Outstanding Equity Awards at Fiscal Year End 2025

The following tables set forth information with respect to outstanding equity awards held by the named executive officers as of December 31, 2025. No option awards were outstanding for the named executive officers as of December 31, 2025. The aggregate dollar values indicated in the table below for equity incentive plan awards are the market or payout values and not the grant date fair values determined in accordance with ASC Topic 718 or the compensation expense recognized in our consolidated financial statements. In addition, the number of unearned Special LTIP Units in the equity incentive plan awards are the threshold amounts that may be earned under the 2024 and 2025 Special LTIP Unit awards.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)(4)
Daniel Shaeffer	98,635	$1,120,277	102,275	$1,161,619
Adam Larson	25,828	$293,349	32,015	$363,620
Chad Christensen	98,635	$1,120,277	102,275	$1,161,619
Gregg Christensen	34,816	$395,433	37,361	$424,339
Glenn Rand	28,393	$322,482	31,462	$357,339
(1) The following table summarizes the time-based LTIP Unit awards for which a portion of the awards remain unvested as of December 31, 2025. The table also provides information about the applicable vesting period.

		Number of Time-Based LTIP Units
Grant Date	Grant Date Fair Value	Shaeffer	Larson	C. Christensen	G. Christensen	Rand	Vesting Period
January 7, 2022	$16.9316	23,589	4,651	23,589	7,959	6,201	Over four years with 25.0% vesting per year beginning on January 1, 2023.
January 6, 2023	$19.9945	19,975	3,939	19,975	6,739	5,251	Over four years with 25.0% vesting per year beginning on January 1, 2024.
January 9, 2024	$14.4754	26,597	6,165	26,597	9,188	7,737	Over four years with 25.0% vesting per year beginning on January 1, 2025.
January 8, 2025	$11.3578	28,474	11,073	28,474	10,930	9,204	Over four years with 25.0% vesting per year beginning on January 1, 2026.

		98,635	25,828	98,635	34,816	28,393

(2) Market values are based on the NAV of CROP Units as of November 30, 2025 of $11.3578, which was our most recently determined NAV as of December 31, 2025.

(3) The following table summarizes the Special LTIP Unit awards (at threshold amounts) for which a portion of the awards remain unearned and unvested as of December 31, 2025, assuming the Special LTIP Unit awards are earned at the conclusion of the applicable measurement period. The table also provides information about the applicable vesting periods.

		Number of Performance-Based LTIP Units
Grant Date	Grant Date Fair Value	Shaeffer	Larson	C. Christensen	G. Christensen	Rand	Vesting Period
January 9, 2024	$14.4754	49,394	11,450	49,394	17,063	14,369	All earned Special LTIP Units vest on the first anniversary of the last day of the three-year performance period which ends December 31, 2026, subject to continued employment.
January 8, 2025	$11.3578	52,881	20,565	52,881	20,298	17,093	All earned Special LTIP Units vest on the first anniversary of the last day of the three-year performance period which ends December 31, 2027, subject to continued employment.

		102,275	32,015	102,275	37,361	31,462
(4) For the 2023 performance awards, no LTIP Units were earned for the three-year performance period ended December 31, 2025. For the 2024 and 2025 performance awards, the number and value set forth in the table assumes the named executive officers earn the threshold amount of LTIP Units.

Option Exercises and Stock Vested

The following table sets forth the aggregate number of LTIP Units that vested in 2025. The value realized on vesting is the product of (i) the most recent net asset value of a CROP Unit on the vesting date, multiplied by (ii) the number of LTIP Units. No options were exercised during 2025.

Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Daniel Shaeffer	74,336	$874,630
Adam Larson	8,314	$99,057
Chad Christensen	74,336	$874,630
Gregg Christensen	27,721	$326,098
Glenn Rand	6,888	$83,820
(1) This amount includes Time-Based LTIP Units which vest over four years with 25% vesting per year beginning on January 1 of the year following the grant date. No Performance-Based LTIP units vested in 2025. Over time, the LTIP Units can achieve full parity with CROP Units for all purposes. If such parity is reached, non-forfeitable LTIP Units automatically convert into CROP Units.

(2) Time-Based LTIP Units vested on January 1, 2025. The value was determined based on the NAV of a CROP Unit as of November 30, 2024 of $12.1688, which was our most recently determined NAV as of January 1, 2025. Because of the nature of LTIP Units, the actual value upon vesting, if any, may have been less, and the actual amount realized won’t be determinable until the units are redeemable.

Termination and Change in Control Arrangements

We are not a party to any employment agreements with our executive officers. As a result, all payments we would need to make to any named executive officer upon termination of employment (with our advisor or with us, as applicable) or following a change of control of the Company are pursuant to award agreements entered with our named executive officers with respect to annual grants of LTIP Units.

Accelerated Vesting of Time-Based LTIP Units. Pursuant to award agreements with our named executive officers, upon a “change in control” (as defined in the award agreements) or in the event of a termination of the executive officer’s employment by the executive officer for “good reason” (as defined in the award agreements), by the employer without “cause” (as defined in the award agreements), or by reason of death or disability, all outstanding time-based LTIP Units will become fully vested.

Accelerated Vesting of Special LTIP Units. Pursuant to the terms of award agreements with our named executive officers, upon a “change in control” (as defined in the award agreements) or in the event of a termination of the executive officer’s employment by the executive officer for “good reason” (as defined in the award agreements), by the Company without “cause” (as defined in the award agreements), or by reason of death or disability (each a “Qualified Termination”), after the grant date, but prior to the end of the performance period, the target number (100%) of award LTIP Units will be deemed earned. Upon a Qualified Termination after the end of the performance period, but prior to the vesting of the earned Special LTIP Units, all unvested earned Special LTIP Units will become fully vested.

Pursuant to the award agreements, the following definitions apply:

“Cause” means, with respect to a named executive officer, (i) conduct by the named executive officer which would reasonably be expected to result in material injury or reputation harm to the employer; (ii) conduct by the named executive officer constituting gross negligence or willful misconduct in the performance of his or her duties; (iii) the material violation by the named executive officer of any written policy and ethics, as in effect on the grant date of the award and as subsequently changed from time to time; or (iv) the commission by the named executive officer of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud.

“Change in Control” means: (i) the acquisition in one or more transactions by any person, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding shares of common stock of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors; (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company or the Partnership other than a sale or other conveyance by the Company to an entity at least 50% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportion as their ownership of the common stock of the Company immediately prior to such sale or other conveyance; (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company or a direct or indirect subsidiary of the Company that results in the voting securities of the Company outstanding immediately prior to such transaction representing (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) less than 50% of the combined voting power of the securities of the surviving entity or its parent outstanding immediately after such transaction; or (iv) a capital transaction.

“Good Reason” means, with respect to a named executive officer, that the named executive officer has complied with the “Good Reason Process” (as defined in the award agreement) following the occurrence of any of the following events: (i) a material diminution in the named executive officer’s responsibilities, authority or duties; (ii) a material diminution in the named executive officer’s base salary and cash bonus opportunity; (iii) a change in the geographic location at which the named executive officer’s provides services to the Company by at least 50 miles; or (iv) a material breach by the Company of the LTIP Unit award agreement.

2025 Termination Payment Table

The following table sets forth the value of the LTIP Unit awards held by the Company’s named executive officers as of December 31, 2025 whose vesting would accelerate in the circumstances described above. Values are based on the NAV of our common stock as of November 30, 2025 of $11.3578, which was our most recently determined NAV as of December 31, 2025.

Name	Change in Control, Termination by Executive Officer for Good Reason, by Employer without Cause, or by Reason of Death or Disability
Daniel Shaeffer	$1,892,011
Adam Larson	$577,488
Chad Christensen	$1,892,011
Gregg Christensen	$687,614
Glenn Rand	$575,215

Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the median employee’s total annual compensation to the total annual compensation of our chief executive officer (as paid by us) for the year ended December 31, 2025:

•The total compensation of the employee who represents the Company's median compensated employee (other than CEO) was approximately $47,895;
•Annual total compensation of our chief executive officer (as reported in the “Summary Compensation Table” presented above): $990,000;
•Ratio of median employee to chief executive officer total annual compensation: 4.84%

We do not directly compensate our chief executive officer other than through LTIP Unit awards. As a result, annual total compensation as reported in the “Summary Compensation Table” only reflects equity awards granted by us to our chief executive officer and does not include additional items of compensation such as salary and bonus which is paid by our advisor, the employer of our chief executive officer.

In determining the median employee, we prepared a list of all employees as of December 31, 2024 and reviewed the amount of salary, wages and equity awards of all such employees reported to the Internal Revenue Service on Form W-2 for 2024. We also reviewed pre-tax wages that were contributed by employees to a 401(k) program, a Health Savings Account program, a flexible spending account program and medical insurance policy premiums. More specifically, for each employee, we aggregated the amounts indicated on the face of his or her Form W-2 and pre-tax wages allocated to 401(k), Health Savings Accounts, flexible spending accounts and medical insurance policy premiums. We had 266 employees as of December 31, 2024. Salaries, wages and bonuses were annualized for those employees that were not employed for the full year of 2024. In addition, bonuses for employees who were not employed for the full year of 2024 were annualized. We identified the median employee using this compensation measure, which was consistently applied to all employees included in the calculation. Because all employees are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee.

Once the median employee for 2024 was identified, we combined all of the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K promulgated by the SEC, resulting in median employee total annual compensation of approximately $47,895 in 2025. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

It is the compensation committee’s practice to approve ordinary course annual equity grants at its regularly-scheduled meeting held in December of each year. At this meeting, the compensation committee will approve each named executive officer’s annual equity award. At this time, we do not currently anticipate granting stock options to any of our named executive officers. The Company does not schedule its equity grants in anticipation of the release of material, non-public information, nor does the Company time the release of material, non-public based on equity grant dates.

Compensation Risk Assessment

The compensation committee has overall responsibility for overseeing the risks relating to our compensation policies and practices. In years in which the compensation committee receives a report from FPC, the compensation committee uses its independent compensation consultant, FPC, to independently consider and analyze the extent, if any, to which our compensation policies and practices might create risks for the Company, as well as policies and practices that could mitigate any such risks. For 2025, the compensation committee has determined that none of our compensation policies and practices create any risks that are reasonably likely to have a material adverse effect on our Company.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or our compensation committee views the link between company performance and our named executive officers’ pay. The compensation committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Fair value amounts below are computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (a) for Time-Based LTIP Units (excluding Performance-Based Special LTIP Units), the net asset value (NAV) per share of our common stock on applicable year-end date(s) (there is no public market for our stock) or, in the case of vesting dates, the actual vesting price, and (b) for Performance-Based Special LTIP Units, the same valuation methodology as Time-Based LTIP Units above except year-end values are multiplied by the probability of achievement, based on the most recent results projected through the term, as of each such date. For the portion of “Compensation Actually Paid” that is based on NAV per share of our common stock, the following amounts were used based on NAV per share of our common stock, as of November 30th each year, which is the most recently determined NAV as of December 31st each year: $11.36, $12.17, $14.48 and $19.99 for 2025, 2024, 2023 and 2022, respectively.

The “Compensation Actually Paid”, which is presented in the table below, is defined by the SEC and does not reflect amounts actually paid, earned or received by our named executive officers. A significant portion of the “Compensation Actually Paid” amounts shown relate to changes in values of unvested awards over the course of the applicable reporting year. Any unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our NAV per share. The ultimate values actually realized by our named executive officers from unvested equity awards, if any, cannot be determined until the awards fully vest and are exercised or settled, as the case may be.

Year(1)	Summary Compensation Table Total for PEO ($)(2)(3)	Compensation Actually Paid to PEO ($)(4)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)(5)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(6)	Net Loss ($)	Adjusted Core FFO per Share(7)
2025	$990,000	$318,779	$972,818	$605,778	N/A	$(12,888,000)	$0.25
2024	1,100,000	9,861	872,834	380,952	N/A	(20,623,000)	0.07
2023	1,141,153	(768,418)	1,076,412	(231,145)	N/A	(44,898,000)	0.20
2022	1,141,153	2,381,226	1,096,763	1,953,313	N/A	(34,030,000)	0.36

(1) In accordance with transitional relief provided by the SEC, only four years of information is provided as prior year 2021 was not previously included in the first filing in which the Company provided this Item 402(v) disclosure because it was a smaller reporting company at the time.

(2) The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table (“SCT”) set forth above. See the footnotes to the SCT for further detail regarding the amounts in this column.

(3) For all years in question, our Principal Executive Officer (PEO) was the Company’s Chief Executive Officer, Daniel Shaeffer. Mr. Shaeffer is employed by our advisor and its affiliates. As such, except for grants of Time-Based LTIP Units and Performance-Based Special LTIP Units, as reflected in the SCT, he is not compensated by us for his services to us and our subsidiaries.

(4) Compensation “actually paid” is defined by the SEC and is computed in accordance with SEC rules by subtracting the amounts in the “Stock Awards” column of the SCT for each year from the “Total” column of the SCT and then: (i) adding the fair value as of the end of the reported year of all awards granted during the reporting year that are outstanding and unvested as of the end of the reporting year; (ii) adding the amount equal to the change as of the end of the reporting year (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior year that are outstanding and unvested as of the end of the reporting year; (iii) adding, for awards that are granted and vest in the reporting year, the fair value as of the vesting date; (iv) adding the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the reporting year; (v) subtracting, for any awards granted in any prior year that are forfeited during the reporting year, the amount equal to the fair value at the end of the prior year; and (vi) adding the value of any dividends (or dividend equivalents) paid in the reporting year on unvested equity awards and the value of accrued dividends (or dividend equivalents) paid on performance awards that vested in the reporting year. The following tables reflect the adjustments made to SCT total compensation to compute compensation actually paid for our PEO and Non-PEO NEOs.:

PEO

	SCT Total	Deduction for SCT Equity Awards	Fair Value of New Unvested Awards	Change in Fair Value of Outstanding Unvested Awards from Prior Years	Fair Value of New Vested Awards	Change in Fair Value of Awards from Prior Years that Vested During Covered Year	Deduction of Fair Value of Awards Forfeited or Modified	Dollar Value of Dividends on Unvested Awards	Compensation Actually Paid
2025	$990,000	$(990,000)	$302,071	$(29,060)	$—	$(29,946)	$—	$75,714	$318,779
2024	1,100,000	(1,100,000)	323,652	(192,766)	—	(282,406)	—	161,381	9,861
2023	1,141,153	(1,141,153)	289,156	(1,119,723)	—	(73,418)	—	135,567	(768,418)
2022	1,141,153	(1,141,153)	1,347,586	741,175	—	129,220	—	163,245	2,381,226
Non-PEO NEOs

	SCT Average	Deduction for SCT Equity Awards	Fair Value of New Unvested Awards	Change in Fair Value of Outstanding Unvested Awards from Prior Years	Fair Value of New Vested Awards	Change in Fair Value of Awards from Prior Years that Vested During Covered Year	Deduction of Fair Value of Awards Forfeited or Modified	Dollar Value of Dividends on Unvested Awards	Average Compensation Actually Paid
2025	$972,818	$(518,750)	$141,081	$(13,345)	$—	$(10,822)	$—	$34,796	$605,778
2024	872,834	(513,750)	151,160	(76,919)	—	(122,239)	—	69,866	380,952
2023	1,076,412	(763,077)	193,355	(780,429)	—	(50,475)	—	93,069	(231,145)
2022	1,096,763	(763,077)	901,116	517,161	—	88,839	—	112,511	1,953,313

(5) For 2025 and 2024, our remaining NEOs consisted of Adam Larson, our Chief Financial Officer, Chad Christensen, our Executive Chairman, Gregg Christensen, our Chief Legal Officer, and Glenn Rand, our Chief Operating Officer. For 2023 and 2022, our remaining NEOs consisted of Chad Christensen, our Executive Chairman and Gregg Christensen, our Chief Legal Officer. Mr. Larson and Mr. C. Christensen are employed by our advisor and its affiliates. As such, as reflected in the SCT, except for grants of Time-Based LTIP Units and Performance-Based Special LTIP Units, they are not compensated by us for their services to us and our subsidiaries.

(6) Not applicable. We are a public, non-traded REIT. There is no public market for our stock.
(7) Adjusted Core FFO per Share is adjusted from Core FFO per diluted share/unit for (i) the performance participation allocation expense, which added $0.34 per diluted share/unit ($20.3 million) for the year ended December 31, 2022, and (ii) a reduction in the weighted average shares used in Core FFO per diluted share/unit, assuming development assets and land held for development were sold and the proceeds used to repurchase shares/units. This adjustment reduced weighted average shares/units by 6.5 million, resulting in a $0.03 increase to Core FFO per diluted share/unit for the year ended December 31, 2025. No performance participation allocation was earned in 2025, 2024 or 2023. No adjustment was made for development assets and land held for development in 2024, 2023 or 2022. See the Annual Report included herewith for the definition of Core FFO.

Financial Performance Measures

The below sets forth the most important financial performance measures used by the Company to link compensation paid to the NEOs in 2025. For additional information on these measures and how they are taken into account in determining executive compensation, please see the Compensation Discussion & Analysis:

Most Important Financial Performance Measures
Adjusted Core FFO per Share
Three-Year IRR
Same Store NOI
Capital Formation and Allocation

Pay Versus Performance Relationship Disclosures

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our net loss for the fiscal years ended December 31, 2025, 2024, 2023 and 2022:

$3,000
$2,500
$2,000
$1,500
$1,000
$500
$—
$(500)
$(1,000)
Compensation Actually Paid (in thousands)
$50,000
$25,000
$—
$(25,000)
$(50,000)
$(75,000)
$(100,000)
Net Loss (in thousands)
$2,381
$1,953
$(34,030)
$(44,898)
$(768)
$(231)
$(20,623)
$10
$381
$(12,888)
$319
$606
2022
2023
2024
2025
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEOs
Net Loss

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our Adjusted Core FFO per Share for the fiscal years ended December 31, 2025, 2024, 2023 and 2022:

$3,000
$2,500
$2,000
$1,500
$1,000
$500
$—
$(500)
$(1,000)
Compensation Actually Paid (in thousands)
$0.40
$0.30
$0.20
$0.10
$—
Adjusted Core FFO per Share
$0.36
$2,381
$1,953
$0.20
$(768)
$(231)
$10
$381
$0.07
$0.25
$319
$606
2022
2023
2024
2025
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEOs
Adjusted Core FFO per Share

2025 Director Compensation Table

We pay a cash retainer of $60,000 to each independent director for their service as a director, as well as an equity grant of time-based LTIP Units in the Operating Partnership with a value of approximately $95,000 at the time of grant. The equity has a one-year vesting schedule. The independent board members serving as chairperson of each of the audit, compensation and conflicts committees receive an additional annual cash retainer of $20,000, $15,000 and $15,000, respectively. All members of our board of directors are reimbursed for their travel expenses incurred in connection with their attendance at board and committee meetings.

The table below provides information regarding compensation paid to or earned by our directors during the year ended December 31, 2025 as required by Item 402(k) of Regulation S-K.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Total
Daniel Shaeffer (3)	$—	$—	$—
Chad Christensen (3)	$—	$—	$—
Jonathan Gardner	$75,000	$95,000	$170,000
John Lunt	$80,000	$95,000	$175,000
Philip White	$75,000	$95,000	$170,000

(1) As of December 31, 2025, each of Messrs. Gardner, Lunt and White held 7,807 unvested LTIP units.
(2) Represents 7,807 LTIP Units granted to each of Messrs. Gardner, Lunt, and White on January 8, 2025, for compensation for the year ended December 31, 2025. The dollar value is computed in accordance with ASC Topic 718. Refer to Note 2 and Note 14 to our consolidated financial statements included in our Annual Report included herewith, for a discussion of our accounting of LTIP units and the assumptions used. The grant date fair value of each award granted on January 8, 2025 was $11.3578.

(3) Directors who are not independent of us do not receive compensation for their services as a director. Each of Mr. Shaeffer and Mr. C. Christensen received grants of equity compensation in connection with their positions as executive officers of the Company which is reflected in the discussion of executive compensation above.

STOCK OWNERSHIP

The following table sets forth, as of August 14, 2026, the amount of our common stock, CROP Units and LTIP Units beneficially owned by (i) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) our directors and named executive officers, including with respect to our convertible preferred stock and (iv) all of our directors and executive officers as a group, including with respect to our convertible preferred stock. Beneficial ownership is determined in accordance with the rules of the SEC includes securities that a person has the right to acquire within 60 days.

	Common Stock, CROP Units and LTIP Units			Convertible Preferred Stock
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of all Shares (3)	Percent of all Shares and Common Units (4)	Amount and Nature of Beneficial Ownership	Percent of all Shares (5)
Daniel Shaeffer	4,759,650 (6)	13.03%	5.55%	49,587	0.38%
Chad Christensen	4,759,650 (6)	13.03%	5.55%	49,587	0.38%
Gregg Christensen	4,117,792 (6)	11.48%	4.80%	22,039	0.17%
Adam Larson	111,728 (6)	*	*	8,264	0.06%
Glenn Rand	160,714 (6)	*	*	5,510	0.04%
Jonathan Gardner	41,019 (7)	*	*	—	—
John Lunt	35,668 (7)	*	*	—	—
Philip White	51,619 (8)	*	*	—	—
All directors and executive officers as a group (13 persons)	7,485,613	19.10%	8.73%	165,289	1.28%
* Indicates less than 1% of the outstanding common stock.
(1) The address of each named beneficial owner is 3257 S. Richmond St., Suite106B, Millcreek, Utah 84106.
(2) Ownership consists of shares of our common stock, CROP Units and LTIP Units. Subject to certain restrictions, CROP Units may be exchanged for cash, or at our option, an equal number of shares of our common stock on the specified exchange date which is the first business day of the month that is at least 60 business days after the receipt by CROP of an exchange notice (the “Specified Exchange Date”). Upon achieving parity with the CROP Units and becoming “exchangeable” in accordance with the terms of CROP’s partnership agreement, LTIP Units may be exchanged for cash, or at our option, an equal number of shares of our common stock, subject to certain restrictions, on the Specified Exchange Date.

(3) Based on 31,744,071 shares of our common stock outstanding as of August 14, 2026. In computing the percentage ownership of a person or group, we have assumed that the CROP Units and LTIP Units held by that person or persons in the group have been redeemed for shares of our common stock and that those shares are outstanding, but that no CROP Units or LTIP Units held by other persons are redeemed for shares of our common stock, notwithstanding that not all of the LTIP Units have vested to date.

(4) Based on 85,779,725 shares of common stock and CROP Units outstanding as of August 14, 2026 on a fully-diluted basis, comprised of 31,744,071 shares of common stock and 54,035,654 shares of common stock issuable upon exchange or conversion of outstanding CROP Units and LTIP Units, respectively.

(5) Based on 12,937,416 shares of convertible preferred stock outstanding as of August 14, 2026.
(6) Includes 1,063,462, 1,063,462, 476,277, 83,182 and 134,002 CROP Units held by each of Messrs. Shaeffer, C. Christensen, G. Christensen, Larson and Rand, respectively, and 86,828, 86,828, 32,155, 28,546 and 26,712 LTIP Units held by each of Messrs. Shaeffer, C. Christensen, G. Christensen, Larson and Rand, respectively. Not all of the LTIP Units have vested. Includes 3,589,360 CROP Units held by HT Holdings, an entity owned and controlled by Messrs. Shaeffer, C. Christensen, G. Christensen and Mr. Eric Marlin. Also includes 20,000 shares of common stock held by CCA, which is beneficially owned by Messrs. Shaeffer, C. Christensen, G. Christensen and Marlin (through entities they own and control or directly). In addition, Messrs. Shaeffer, C. Christensen and G. Christensen comprise the board of managers of CCA and, as such, may be deemed to have had beneficial ownership of the shares held by CCA.

(7) Includes 24,848 and 19,497 common units held by each of Messrs. Gardner and Lunt, respectively and 16,171 and 16,171 LTIP units held by Messrs. Gardner and Lunt, respectively. Not all of the LTIP units have vested.

(8) Includes 10,599 shares of our common stock, 24,849 common units and 16,171 LTIP units held by Mr. White. Not all of the LTIP units have vested.

PROPOSAL 1.     ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all five members of our board of directors. Those persons elected will serve as directors until the 2027 annual meeting and until their successors are duly elected and qualified. The board of directors has nominated the following people for re-election as directors:
●    Daniel Shaeffer     ●    John Lunt
●    Chad Christensen    ●    Philip White
●    Jonathan Gardner

Each of the nominees for director is a current member of our board of directors. Detailed information on each nominee is provided on pages 24 through 29.

Vote Required

The vote of a majority of the total of votes cast for and against a nominee at a meeting at which a quorum is present is required for the election of a director. This means that, of the votes cast at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such votes cast in order to be elected to the board of directors. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, they will continue to serve as a “holdover” director until their successor is duly elected and qualified.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR each of the director nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet, (2) by telephone or (3) by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE LISTED FOR REELECTION AS DIRECTORS.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

At the annual meeting, you and the other stockholders will vote on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026.

During the year ended December 31, 2025, KPMG LLP served as our independent registered public accounting firm and provided certain tax and other services. KPMG LLP has served as our independent registered public accounting firm since our formation. The audit committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the audit committee takes into account the opinions of management and our internal auditors in assessing the independent registered public accounting firm’s qualifications, performance and independence.

Although not required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. Even if the appointment of KPMG LLP is ratified, the audit committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws. If the appointment of KPMG LLP is not ratified by our stockholders, the audit committee may consider whether it should appoint another independent registered public accounting firm.

We expect that KPMG LLP representatives will be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the KPMG LLP representatives will be available to respond to appropriate questions posed by stockholders.

Vote Required

Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026. Abstentions will not count as votes cast and will have no effect on the result of the vote.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026.

Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet, (2) by telephone or (3) by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

PROPOSAL 3. APPROVAL BY ADVISORY (NON-BINDING) VOTE ON THE
EXECUTIVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

At the annual meeting, you and the other stockholders will vote in an advisory capacity as a means of endorsing or not endorsing our executive compensation program for our named executive officers.

Section 14A(a)(1) of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding stockholder vote to approve the compensation of the Company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K promulgated by the SEC, not less frequently than once every three years. This is commonly known as a “say-on-pay” proposal or resolution.

At our 2024 annual meeting of stockholders, our stockholders voted on, among other matters, a proposal regarding the frequency of holding a say-on-pay vote. A majority of the votes cast on the frequency proposal were cast in favor of holding a say-on-pay vote every two years, which was consistent with the recommendation of the board of directors. The board of directors considered the voting results with respect to the frequency proposal and other factors, and the board of directors currently intends to hold a say-on-pay vote every two years until the next required advisory vote on the frequency of say-on-pay votes at the annual meeting. We last included a proposal regarding an advisory vote on the executive compensation of our named executive officers at our 2024 annual meeting of stockholders. Accordingly, we are presenting the following proposal for consideration at this year's annual meeting.

“-RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2026 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

While this vote is advisory and not binding on us, it will provide information to us and the compensation committee regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of 2026 and beyond.

Vote Required

The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve, by non-binding vote, executive compensation. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR approving by advisory vote the executive compensation of the named executive officers.

Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet, (2) by telephone or (3) by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVING BY ADVISORY VOTE THE EXECUTIVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY.

STOCKHOLDER PROPOSALS

Any proposals by stockholders for inclusion in our proxy solicitation material for the next annual meeting of stockholders must be received by Mr. Christensen, our Secretary, at our executive offices no later than April 27, 2027. However, if we hold our next annual meeting before October 11, 2027 or after December 10, 2027, stockholders must submit proposals for inclusion in our proxy statement within a reasonable time before we begin to print our proxy materials.

If a stockholder wishes to present a proposal at the 2027 annual meeting, whether or not the proposal is intended to be included in our proxy materials, our bylaws require that the stockholder give advance written notice to our secretary, Mr. Christensen, at our executive offices no earlier than March 28, 2027 nor later than 5:00 p.m., Eastern Time, on April 27, 2027; provided, however, if the 2027 annual meeting is advanced or delayed by more than 30 days from November 10, 2027, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting will not commence a new time period for the giving of a stockholder’s notice as described above.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

The mailing address of our executive offices is 3257 S. Richmond St., Suite 106B, Millcreek, Utah 84106.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holders.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T02995-P56425 1a.&#9; Chad Christensen 1b.&#9; Jonathan Gardner 1c.&#9; John Lunt 1d.&#9; Daniel Shaeffer 1e.&#9; Philip White ! !! ! !! ! !! ! !! ! !! ! !! COTTONWOOD COMMUNITIES, INC. &#9; Nominees: 1.&#9; Elect five director nominees to hold office for one-year terms expiring in 2027. The Board of Directors recommends a vote FOR each nominee: For Against Abstain 2.&#9; To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026. 3.&#9; To approve, by advisory (non-binding) vote, our executive compensation for the named executive officers. The Board of Directors recommends a vote FOR the following proposals as described in the proxy statement: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. COTTONWOOD COMMUNITIES, INC. 3257 S RICHMOND ST. SUITE 106 B MILLCREEK, UT 84106 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 9, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For Against Abstain ! !! SCAN TO VIEW MATERIALS & VOTEw

T02996-P56425 COTTONWOOD COMMUNITIES, INC. Annual Meeting of Stockholders November 10, 2026 10:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Enzio Cassinis, Adam Larson and Gregg Christensen, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COTTONWOOD COMMUNITIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Mountain Standard Time, on November 10, 2026 at 3257 S Richmond St., Suite 106 B, Millcreek, UT 84106, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
Your vote is needed! P56425-LTR WITHOUT A PROXY CARD Call (855) 204-1147 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. PHONE WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. PROXY QUESTIONS? Call (855) 204-1147 ONLINE VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. MAIL THREE WAYS TO VOTE Dear Stockholder: We are pleased to inform you that we are preparing for our upcoming Annual Stockholder Meeting, which will be held on November 10, 2026. We are holding this meeting to (1) vote on the election of directors, (2) vote on the ratification of the appointment of our auditors for the year ending December 31, 2026, and (3) seek approval by advisory (non-binding) vote of our executive compensation for the named executive officers. Our board of directors recommends a vote "FOR" each of the director nominees, a vote "FOR" the ratification of the appointment of our auditors, and an advisory vote "FOR" approval of the executive compensation. Please respond to the proxy solicitation by calling (855) 204-1147. Your vote is very important and is needed to ensure that we can act upon the matters to be voted on at the Annual Stockholder Meeting. Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes. Your vote is needed! Z81223-LTR WITHOUT A PROXY CARD Call 1-833-501-4812 Monday to Friday, 9:00 a.m. to 9:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. PHONE WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. PROXY QUESTIONS? Call 1-833-501-4812 ONLINE VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. MAIL THREE WAYS TO VOTE Dear Stockholder: We are pleased to inform you that we are preparing for our upcoming Annual Stockholder Meeting, which will be held on December 16, 2021. We are holding this meeting to vote on the election of directors, the ratification of the appointment of our auditors for the year ending December 31, 2021, and a proposal to amend our charter to remove Article XVIII, which will effectively complete the Company’s process of becoming a perp tual-life ‘NAV REIT’. Previous actions taken by our board of directors to convert to a perpetual-life vehicle include monthly valuations, enhanced liquidity features through our share repurchase program and new classes of shares for our ongoing capital raising efforts. Our board of directors recommends a vote "FOR" each of the director nominees, "FOR" the ratification of the appointment of our auditors, and "FOR" the amendment to our charter to remove Article XVIII from the charter. Please respond to the proxy solicitation by calling 1-833-501-4812. Your vote is very important and is needed to ensure that we can act upon the matters to be voted on at the Annual Stockholder Meeting. Your immediate response will help avoid potential delays and may save us significant additional expenses as ociated wit soliciting sto kholder votes.